Exhibit 4.11

N.B. The English text is an unofficial translation.

VILLKOR FÖR TECKNINGSOPTIONER AV SERIE 2026/2036 AVSEENDE NYTECKNING AV AKTIER I EINRIDE AB

TERMS AND CONDITIONS OF WARRANTS OF SERIES 2026/2036 TO SUBSCRIBE FOR NEW SHARES IN EINRIDE AB

§ 1 DEFINITIONER / DEFINITIONS

I föreliggande villkor ska följande benämningar ha den innebörd som angivits nedan.

In these terms and conditions, the following terms shall have the meanings stated below.

“Aktie”	preferensaktie serie C i Bolaget eller sådan Ny Preferensserie eller stamaktie i Bolaget som Innehavare ändrat Optionsrätterna till enligt § 3 i dessa villkor;

“Share”	preference share series C in the Company or such New Senior Preferred Share or ordinary shares of the Company that the Holder has changed the Warrants to in accordance with Section 3 of these terms;

“Anti-trust Lagar”	avser US HSR Act, US Sherman Act, i dess ändrade lydelse, US Clayton Act, i dess ändrade lydelse, US Federal Trade Commission Act, i dess ändrade lydelse, och alla andra federala, delstatliga, lokala, inhemska, utländska eller överstatliga lagar som är utformade för att förbjuda, begränsa eller reglera åtgärder som har till syfte eller effekt att utgöra monopolisering eller handelsbegränsning eller som föreskriver granskning av fusionskontroll eller utländska investeringar;

“Antitrust Laws”	means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of merger control or foreign investment;

“Aktierelaterat Värdepapper”	situation där Bolaget emitterar en Ny Preferensserie eller andra aktier i Bolaget eller värdepapper eller rättigheter som kan konverteras till eller bytas ut mot eller utnyttjas för sådana aktier;

“Equity Security”	situation where the Company issues New Senior Preferred Shares or any other shares of equity of the Company or any securities or rights convertible into or exchangeable or exercisable for such shares;

“Avstämningsbolag”	bolag som har infört avstämningsförbehåll i bolagsordningen och anslutit sina aktier till Euroclear;

“Central Securities Depository Company”	a company whose articles of association contain an article stating that the company’s shares must be registered in a central securities depository register and whose shares are registered through Euroclear;

“Avstämningskonto”	konto vid Euroclear för registrering av sådana finansiella instrument som anges i lagen (1998:1479) om värdepapperscentraler och kontoföring av finansiella instrument;

“Central Securities Depository Account”	an account with Euroclear for registering such financial instruments as referred to in the Financial Instruments Accounting Act (1998:1479);

“Bankdag”	dag som i Sverige inte är söndag eller annan allmän helgdag eller som beträffande betalning av skuldebrev inte är likställd med allmän helgdag i Sverige;

“Business Day”	any day in Sweden which is not a Sunday or other public holiday, or which, with respect to payment of notes, is not equated with a public holiday in Sweden;

“Bolaget”	Einride AB, org.nr 559074–8926;

“Company”	Einride AB, reg. no. 559074–8926;

“Euroclear”	Euroclear Sweden AB;

“Euroclear”	Euroclear Sweden AB;

“Företagskombination”	avser en fusion, konsolidering, lagstadgat aktieutbyte, omorganisation, omkapitalisering eller liknande extraordinär transaktion (vilket kan inkludera en omklassificering) som involverar Bolaget;

“Business Combination”	means a merger, consolidation, statutory share exchange, reorganization, recapitalization, or similar extraordinary transaction (which may include a reclassification) involving the Company;

“Huvudsakliga Handelsplats”	avser den handelsplats på vilken Bolagets stamaktier, eller något efterföljande värdepapper till dessa, huvudsakligen är noterade och upptagna till handel;

“Principal Trading Market”	means the trading market on which the ordinary shares of the Company, or any successor security thereto, is primarily listed and quoted for trading;

“Innehavare”	innehavare av Optionsrätt med rätt till Teckning av nya Aktier;

“Holder”	any person who is a holder of a Warrant entitling to Subscription for new Shares;

“Initialt antitrustgodkännande”	innebär (x) före denna tidpunkt, utgången eller avslutandet av väntetiden enligt US HSR Act och mottagandet av alla undantag, bemyndiganden, samtycken eller godkännanden, inlämnandet av alla anmälningar och lämnandet av alla meddelanden och utgången av alla väntetider, med förbehåll för andra Antitrust Lagar, i varje fall i den utsträckning som krävs med avseende på Initial Transaktionsanmälan, och (y) frånvaron vid sådan tidpunkt av någon Tillämplig Lag eller beslut utfärdat av någon domstol med behörig jurisdiktion eller annan rättslig begränsning eller förbud enligt någon Antitrustlag, i varje fall som har effekten att förhindra genomförandet av teckning av Aktier med stöd av Optionsrätter;

“Initial Antitrust Clearance”	means (x) prior to such time, the expiration or termination of the waiting period under the US HSR Act and the receipt of all exemptions, authorizations, consents, or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, subject to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of any Subscription of Shares by support of the Warrants;

Initial Transaktionsanmälan	avser (i) inlämning av alla anmälnings- och rapportformulär som krävs eller rekommenderas enligt US HSR Act till Federal Trade Commission och United States Department of Justice och (ii) lämna in, göra eller ge, i förekommande fall, alla andra inlämningar, begäranden eller underrättelser som krävs eller rekommenderas enligt andra antitrustlagar, i varje enskilt fall med avseende på teckning av Aktier med stöd av Optionsrätter;

Initial Filing Transaction	means file (i) any notification and report forms required or advisable under the US HSR Act with the Federal Trade Commission and the United States Department of Justice and (ii) file, make or give, as applicable, all other filings, requests, or notices required or advisable under any other Antitrust Laws, in each case with respect to the subscription of Shares by support of the Warrants;

“Kontrolltransaktion”	avser (i) före genomförandet av en Noteringshändelse eller en de-SPAC-transaktion, (A) varje konsolidering, fusion, omorganisation eller liknande transaktion involverande Bolaget eller dess dotterbolag enligt vilken Bolagets aktieägare omedelbart före sådan transaktion, omedelbart efter transaktionen, äger mindre än 50 % av rösterna i den fortlevande enheten, (B) varje transaktion eller serie av relaterade transaktioner i vilken en person, eller en grupp av relaterade personer, från Bolagets aktieägare förvärvar aktier representerande mer än 50 % av de utestående rösterna i Bolaget (med undantag för interna omorganisationer), eller (C) försäljning, uthyrning, exklusiv licensiering eller annan överlåtelse, i en transaktion eller serie av relaterade transaktioner, av alla eller i allt väsentligt alla tillgångar i Bolaget och dess dotterbolag och (ii) efter genomförandet av en Noteringshändelse eller en de-SPAC-transaktion, (A) varje transaktion eller serie av relaterade transaktioner till följd av vilken en person eller grupp (exklusive Innehavaren eller någon av dennes dotterbolag) förvärvar verkligt ägande, vare sig direkt eller indirekt, av mer än 35 % av utestående Värdepapper (mätt antingen efter röststyrka eller ekonomiska intressen) i Bolaget, (B) varje transaktion eller serie av relaterade transaktioner i vilken aktieägarna i Bolaget omedelbart före sådan transaktion eller serie av relaterade transaktioner upphör att vara verkliga ägare, direkt eller indirekt, till minst 65 % av utestående Värdepapper (mätt antingen efter röststyrka eller ekonomiska intressen) i Bolaget eller i den fortlevande eller resulterande enheten av sådana transaktioner; förutsatt att denna punkt (B) inte ska tillämpas om: (I) sådan transaktion eller serie av relaterade transaktioner är ett förvärv genomfört av Bolaget, helt eller delvis, genom utfärdande av Aktierelaterade Värdepapper i Bolaget och (II) sådant förvärv inte leder till att någon person eller grupp som är verklig ägare, direkt eller indirekt, innehar en större procentandel av utestående Värdepapper (mätt efter röststyrka eller ekonomiska intressen) i Bolaget än Innehavaren eller dess Närståendebolag, (C) varje Företagskombination, till följd av vilken minst 35 % av ägandet i Bolaget överlåts till en annan person eller grupp (exklusive Innehavaren eller någon av dennes dotterbolag), (D) att individer som utgör de Kvarstående Styrelseledamöterna, sammantaget, av någon anledning upphör att utgöra minst en majoritet av Bolagets styrelse, (E) varje försäljning, uthyrning, utbyte, överlåtelse, licensiering eller avyttring av en verksamhet, insättningar eller tillgångar som utgör 35 % eller mer av de konsoliderade tillgångarna, verksamheten, nettoomsättningen, nettoresultatet, tillgångarna eller insättningarna i Bolaget, eller (F) varje transaktion eller serie av relaterade transaktioner till följd av vilken stamaktien inte längre handlas på en internationellt erkänd handelsmarknad eller Bolagets Publikt innehav utgör mindre än 35,1 % av Bolagets utestående stamaktier;

“Change of Control”	means (i) prior to the consummation of a Listing Event or a de-SPAC transaction, (A) any consolidation, merger, reorganization, or similar transaction involving the Company or its subsidiaries pursuant to which the Company’s shareholders immediately prior to such transaction own, immediately after such transaction, less than 50% of the voting securities of the surviving entity, (B) any transaction or series of related transactions in which a person, or a group of related persons, acquires from shareholders of the Company shares representing more than 50% of the outstanding voting power of the Company (other than any internal reorganizations), or (C) the sale, lease, exclusive license, or other transfer, in any transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries and (ii) following the consummation of a Listing Event or a de-SPAC transaction, (A) any transaction or series of related transactions as a result of which any person or group (excluding Holder or any of its subsidiaries) acquires beneficial ownership, whether directly or indirectly, of more than 35% of the outstanding Securities (measured by either voting power or economic interests) of the Company, (B) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transaction or series of related transactions cease to beneficially own, directly or indirectly, at least 65% of the outstanding Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; provided that this clause (B) shall not apply if: (I) such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company and (II) such acquisition does not result in any person or group that beneficially owns, directly or indirectly, a greater percentage of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company than Holder or its Affiliates, (C) any Business Combination, as a result of which at least 35% ownership of the Company is transferred to another person or group (excluding Holder or any of its subsidiaries), (D) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board of the Company, (E) any sale, lease, exchange, transfer, license, or disposition of a business, deposits, or assets that constitute 35% or more of the consolidated assets, business, net sales, net income, assets, or deposits of the Company, or (F) any transaction or series of related transactions as a result of which the ordinary share is no longer traded on an internationally recognized trading market or the Public Float of the Company constitutes less than 35.1% of the outstanding ordinary shares of the Company.

“Kvalificerad finansiering”	Bolagets första emission av Aktierelaterat Värdepapper efter dagen för utgivandet av Optionsrätterna och som uppfyller samtliga av följande villkor:

	(i)	resulterar i en bruttolikvid till Bolaget om minst USD 150 000 000 i en enda transaktion eller serie av relaterade transaktioner som genomförs inom en 90-dagarsperiod;

	(ii)	leds av en eller flera institutionella investerare som inte är anknutna till Bolaget eller dess befintliga investerare, där sådan(a) ledande investerare investerar minst USD 75 000 000;

	(iii)	inkluderar deltagande från minst en ny institutionell investerare som inte är anknuten till Bolaget eller dess befintliga investerare och som investerar minst USD 50 000 000;

	(iv)	består av en enda klass av Aktierelaterade Värdepapper med enhetliga villkor för alla investerare som deltar i finansieringen; och

	(v)	enligt Bolagets styrelse är genomförd på armlängds avstånd och till verkligt marknadsvärde.

“Qualified financing”	the first issue by the Company of Equity Securities following the date of the issue of Warrants that meets all of the following conditions:

	(i)	results in gross proceeds to the Company of at least USD 150,000,000 in a single transaction or series of related transactions consummated within a 90-day period;

	(ii)	is led by one or more institutional investors not affiliated with the Company or its existing investors, with such lead investor(s) investing at least USD 75,000,000;

	(iii)	includes participation from at least one new institutional investor not affiliated with the Company or its existing investors investing at least USD 50,000,000;

	(iv)	consists of a single class of Equity Securities with consistent terms for all investors participating in the financing; and

	(v)	is assessed by the Company’s board of directors as being conducted on arm’s length terms and at fair market value.

“Kvarstående styrelseledamöter”	avser styrelseledamöterna i Bolaget per dagen för detta dokument, samt varje annan styrelseledamot vars nominering för val till Bolagets styrelse har rekommenderats av antingen mer än 50 % av Bolagets styrelseledamöter vid tidpunkten för nomineringen, eller av mer än 50 % av medlemmarna i Bolagets styrelses efterlevnads- och nomineringsutskott.

“Continuing Directors”	means the directors of the Company on the date hereof and each other director, if, in each case, such other director’s nomination for election to the board of the Company is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board of the Company or by more than 50% of the members of the governance and nominating committee of the board of the Company.

“Marknadsplats”	Nasdaq Stockholm eller annan reglerad marknad eller en multilateral handelsplattform;

“Marketplace”	Nasdaq Stockholm or another regulated market or a multilateral trading facility;

“Marknadsvärde”	för en Aktie (i) före genomförandet av en Noteringshändelse eller en de-SPAC-transaktion, (A) om aktier av samma slag som Aktierna handlas på en OTC marknad, den genomsnittliga slutkursen under de fem Handelsdagarna som närmast föregått dagen för Teckning i enlighet med § 3 (Teckningskurs vid nettoutnyttjande och makulering), (B) om utnyttjande och Teckning sker enligt § 3 (Teckningskurs vid nettoutnyttjande och makulering) i samband med en Kontrolltransaktion eller en de-SPAC-transaktion, ett värde som motsvarar värdet på sådan ersättning som ska erhållas av ägare av Aktier i samband med Kontrolltransaktionen eller de-SPAC-transaktion för aktier av sådant slag, (ii) efter genomförandet av en Noteringshändelse eller en de-SPAC-transaktion 30dagars VWAP varvid hänsyn ska tas till materiella förändringar i aktien såsom sammanläggning eller s.k. aktiesplit, och (iii) om de tidigare nämnda bestämmelserna inte är tillämpliga, ska Marknadsvärdet motsvara det värde som en förvärvare, som inte är en nuvarande eller tidigare anställd eller styrelseledamot i Bolaget eller annat bolag i samma koncern, vore beredd att betala i transaktion på marknadsmässiga villkor. När värdet fastställs ska ingen kontrollpremie beaktas och värdet ska fastställas av Bolagets styrelse som ska agera med gott uppsåt och meddela varje Innehavare om Marknadsvärdet när det har fastställts. Om Innehavaren skriftligen invänder mot Bolagets styrelses beräkning av det verkliga marknadsvärdet inom tio Bankdagar efter mottagandet av skriftligt meddelande därom, och Innehavaren och Bolaget inte kan komma överens om det verkliga marknadsvärdet under den tiodagarsperiod som följer på överlämnandet av Innehavarens invändning, kan Värderingsförfarandet åberopas av antingen Bolaget eller Innehavaren för att fastställa det verkliga marknadsvärdet för sådant värdepapper eller annan egendom genom att lämna skriftligt meddelande därom senast den 30:e dagen efter överlämnandet av Innehavarens invändning. För undvikande av missförstånd ska Marknadsvärdet av kontanter vara beloppet av sådana kontanter;

“Fair Market Value”

for a Share (i) prior to the consummation of a Listing Event or a de-SPAC transaction (A) if shares of the same class as the Shares are traded on an over-the-counter market, the average of the closing price for the five Business Days immediately preceding the date of Subscription pursuant to section 3 (Subscription Price in connection with Net issuance and cancellation), and (B) if exercise is made pursuant to section 3 (Subscription Price in connection with Net issuance and cancellation) in connection with a Change of Control or de-SPAC transaction, the value of the consideration to be received pursuant to such Change of Control or de-SPAC transaction by the holder of a share of the same class as the Shares, (ii) following the consummation of a Listing Event or a de-SPAC transaction, the 30-day VWAP taking into consideration any material changes to the share during the relevant period such as share split or merger of shares, and (iii) if neither of the above clauses applies, the Fair Market Value will be the price for a share of the same class as the Shares that the Company could obtain from an arms’-length buyer who is not a current or former employee, officer, or director of the Company or its affiliates (such price to be exclusive of any control or other similar premium), as determined in good faith by the Company’s board of directors (or equivalent governing body). The Company will promptly provide the Holder a written summary of such determination. If the Holder objects in writing to the calculation of fair market value by the Company’s board of directors within ten Business Days after receipt of written notice thereof, and the Holder and the Company are unable to agree on the fair market value during the ten-day period following the delivery of the Holder’s objection, the Appraisal Procedure may be invoked by either the Company or the Holder to determine the fair market value of such security or other property by delivering written notification thereof not later than the 30th day after delivery of the Holder objection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Noteringshändelse”	avser något av följande: (i) genomförande av Bolagets första offentliga erbjudande av värdepapper eller direkt notering av Bolagets värdepapper enligt en slutlig registreringsanmälan som lämnats in enligt US Securities Act of 1933; (ii) registreringen av Bolagets värdepapper enligt avsnitt 12 i US Securities Exchange Act of 1934 i samband med dess första offentliga erbjudande; (iii) avslutandet av Bolagets första offentliga erbjudande, eller noteringen av Bolagets aktier, på en reglerad marknad utanför USA; eller (iv) eller förekomsten av någon annan händelse som resulterar i att alla eller någon del av Aktierna blir klassade som “equity security”, såsom definieras i Rule 13d-1(i) i US Securities Exchange Act of 1934, inklusive fusion eller annan transaktion som involverar ett special purpose acquisition company som resulterar i att aktier av samma klass som Aktierna konverteras till eller byts ut mot offentligt handlade värdepapper.

“Listing Event”	means any of the following: (i) the closing of the Company’s initial public offering of securities or direct listing of the Company’s securities pursuant to an effective registration statement filed under the US Securities Act of 1933; (ii) the registration of the Company’s securities under Section 12 of the US Securities Exchange Act of 1934 in connection with its initial public offering; (iii) the closing of the Company’s initial public offering, or the listing of the Company’s shares, on a stock exchange outside of the United States; or (iv) or the occurrence of any other event that results in all or any portion of the Shares becoming a class of “equity security,” as such term is defined in Rule 13d-1(i) under the US Securities Exchange Act of 1934, including any merger or other transaction involving a special purpose acquisition company which results in the shares of the same class as the Shares being converted into or exchanged for publicly-traded securities.

“Ny Preferensserie”	ny klass av preferensaktier som ger företräde i händelse av likvidation eller utdelning, högre rösträtt, mer fördelaktiga konverterings-/inlösenvillkor, överföringsbegränsningar eller andra rättigheter än de som följer av Aktierna;

“New Senior Preference Share”	new series of preference shares that ranks senior in liquidation preference, dividend rights, voting rights, conversion/redemption terms, transfer restrictions, or other rights to the existing Shares;

“Närståendebolag”	avser, såvitt gäller en person, varje person som direkt eller indirekt kontrollerar, kontrolleras av eller står under gemensam kontroll med den personen. Endast i syfte att tillämpa denna definition ska termen “kontroll”, när den används i förhållande till en person, avse rätten att styra ledningen eller verksamheten för en sådan person, direkt eller indirekt, vare sig genom innehav av röstberättigade värdepapper, genom avtal eller på annat sätt, och termerna “kontrollerande” och “kontrollerad” ska ha betydelser som motsvarar det föregående

“Affiliate”	means, as to any person, any person that directly or indirectly controls, is controlled by, or is under common control with that person. Solely for purposes of this definition, the term “control” when used with respect to any person shall mean the power to direct the management or policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Optionsbevis”	bevis till vilket knutits ett visst antal Optionsrätter (som får utges i den mån Optionsrätterna inte är i kontoförd eller dematerialiserad form);

“Warrant Certificate”	If the Company is not legally permitted to be a Central Securities Depository company and thus evidence Warrants in dematerialized form, a certificate which is linked to a certain number of Warrants;

“Optionsrätt”	rätt att teckna Aktie mot kontant betalning;

“Warrant”	the right to subscribe for new Shares in exchange for payment in cash;

“PIPE-transaktion”	betyder en privat investering i publika aktier som genomförs i samband med en de-SPAC-transaktion, där en eller flera investerare köper Bolagets aktier (eller aktier i det sammanslagna bolaget) före eller samtidigt som de-SPAC-transaktionen fullföljs;

“PIPE-transaction”	means a private investment in public equity undertaken in connection with a de-SPAC transaction, whereby one or more private investors purchase shares of the Company (or the combined entity) prior to or concurrently with the closing of the de-SPAC-transaction;

“Publikt innehav”	avser det antal Värdepapper som innehas av aktieägare i Bolaget, med undantag för (a) aktieägare som är verkliga ägare till mer än tio procent av samtliga utestående stamaktier i Bolaget, (b) styrelseledamöter eller ledande befattningshavare i Bolaget och deras närmaste familjemedlemmar, samt (c) Närståendebolag till Bolaget

“Public Float”	means the number of Securities held by shareholders of the Company other than (a) shareholders who beneficially own more than ten percent of all outstanding ordinary shares of the Company, (b) directors or executive officers of the Company and any members of their immediate family, and (c) Affiliates of the Company

“de-SPAC-transaktion”	en fusion eller annan transaktion som inte utgör en Kontrolltransaktion och som involverar ett så kallat special purpose acquisition company (SPAC), vilket resulterar i att aktier av samma slag som Aktierna omvandlas till eller byts mot publikt handlade värdepapper;

“de-SPAC transaction”	any merger or other transaction not constituting a Change of Control involving a special purpose acquisition company (SPAC) which results in the shares of the same class as the Shares being converted into or exchanged for publicly-traded securities;

“Teckning”	teckning av Aktier som sker med stöd av Optionsrätt;

“Subscription”	subscription for new Shares exercised through a Warrant;

“Teckningskurs”	den kurs till vilken Teckning av ny Aktie kan ske.

“Subscription Price”	the price at which Subscription for new Shares may take place.

“Villkor”	avser dessa villkor för teckningsoptioner;

“Terms and Conditions”	means these terms and conditions for warrants;

“Värdepapper”	avser varje och samtliga (i) aktier, andelar, eller andra motsvarigheter (oavsett benämning) av aktiekapital eller andra röstberättigade värdepapper i ett bolag och varje och samtliga motsvarande eller analoga ägar- (eller vinst-) eller röstintressen i en person (annan än ett bolag), (ii) värdepapper som är konvertibla till eller utbytbara mot aktier, andelar, eller andra motsvarigheter (oavsett benämning) av aktiekapital eller röstberättigade värdepapper i (eller andra ägar- eller vinst- eller röstintressen i) en sådan person, (iii) teckningsoptioner, rättigheter eller optioner att förvärva något av det föregående, oavsett om de är röstberättigade eller inte, och, i varje fall, oavsett om sådana aktier, andelar, motsvarigheter, värdepapper, teckningsoptioner, optioner, rättigheter eller andra intressen är auktoriserade eller på annat sätt existerande vid en viss tidpunkt.

“Securities”	means any and all (i) shares, interests, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such person, (iii) warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination.

“Värderingsförfarande”	förfarande i enlighet med American Institute of Certified Public Accountants, Inc. (“AICPA”) “VS Section 100 - Valuation of a Business, Business Ownership Interest, Security or Intangible Asset” och sådan annan tillhörande AICPA-vägledning som är rimlig och tillämplig, varigenom två oberoende värderingsmän, var och en anställd av ett företag som är nationellt erkänt för sin värderingsexpertis och var och en med rimlig erfarenhet av att värdera marknadsvärdet på värdepapper av samma storlek i värde och egenskaper som Optionsrätterna (var och en “Kvalificerad Värderare”), en vald av Bolaget och en vald av Innehavaren, ömsesidigt ska komma överens om de bedömningar som sedan är föremål för värdering. Varje part ska lämna ett meddelande till den andra parten om att utse sin Kvalificerad Värderare inom 15 dagar efter den dag då värderingsförfarandet åberopas. Om dessa Kvalificerade Värderare inom 30 dagar efter det att vardera parten mottagit den andra partens meddelande om att utse sin Kvalificerad Värderare inte kan enas om beloppet i fråga, skall en tredje Kvalificerad Värderare utses inom tio dagar efter utgången av denna 30-dagarsperiod: (i) genom ömsesidigt samtycke mellan de två första Kvalificerad Värderarna; eller (ii) om de två första Kvalificerad Värderarna inte kan enas om att utse en tredje Kvalificerad Värderare, ska en sådan utnämning göras av American Arbitration Association, eller någon organisation som efterträder denna, från en panel av Kvalificerad Värderare på ansökan av någon av de två första Kvalificerad Värderarna. Om en Kvalificerad Värderare som ursprungligen utsetts av någon anledning inte kan tjänstgöra, ska en efterträdande Kvalificerad Värderare utses i enlighet med de förfaranden enligt vilka den föregående Kvalificerad Värderaren utsågs. Om en tredje Kvalificerad Värderare utses, skall den tredje Kvalificerad Värderarens beslut meddelas inom 30 dagar efter det att den Kvalificerad Värderaren utsetts. Om tre Kvalificerad Värderaren utses och en värderares beslut avviker från det mittersta beslutet med mer än två gånger det belopp med vilket det andra beslutet avviker från det mittersta beslutet, ska (a) den värderarens beslut uteslutas, (b) de återstående två besluten beräknas som ett genomsnitt och (c) ett sådant genomsnitt vara bindande och avgörande för Bolaget och Innehavaren; i annat fall ska genomsnittet av alla tre besluten vara bindande och avgörande för Bolaget och Innehavaren. Kostnaderna för att genomföra ett Värderingsförfarande ska bäras till 50 % av Bolaget och till 50 % av Innehavaren. De Kvalificerad Värderarna ska agera som experter och inte som skiljedomare.

“Appraisal Procedure”	a procedure in accordance with the American Institute of Certified Public Accountants, Inc. (“AICPA”) “VS Section 100 - Valuation of a Business, Business Ownership Interest, Security or Intangible Asset” and such other associated AICPA guidance as is reasonable and applicable whereby two independent appraisers, each employed by a firm nationally recognized for its valuation expertise and each reasonably experienced in appraising the market value of securities of size in value and characteristics of the Warrants (each a “Qualified Appraiser”), one chosen by the Company and one chosen by the Holder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other party appointing its Qualified Appraiser within 15 days after the date that the Appraisal Procedure is invoked. If within 30 days after receipt by each party of the other party’s notice appointing its Qualified Appraiser, such appraisers are unable to agree upon the amount in question, a third Qualified Appraiser shall be chosen within ten days after the end of such 30-day period: (i) by the mutual consent of such first two Qualified Appraisers; or (ii) if such two first Qualified Appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of Qualified Appraisers on the application of either of the first two Qualified Appraisers. If any Qualified Appraiser initially appointed shall, for any reason, be unable to serve, a successor Qualified Appraiser shall be appointed in accordance with the procedures under which the predecessor Qualified Appraiser was appointed. In the event a third Qualified Appraiser is appointed, the decision of such third Qualified Appraiser shall be given within 30 days after such Qualified Appraiser’s appointment. If three Qualified Appraisers are appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then (a) the determination of such appraiser shall be excluded, (b) the remaining two determinations shall be averaged, and (c) such average shall be binding and conclusive upon the Company and the Holder; otherwise, the average of all three determinations shall be binding and conclusive upon the Company and the Holder. The costs of conducting any Appraisal Procedure shall be borne 50% by the Company and 50% by the Holder. The Qualified Appraisers shall act as experts and not arbitrators.

“30-dagars VWAP”	avser per vilket datum som helst, det volymvägda genomsnittspriset per aktie för stamaktierna i Bolaget, eller något efterföljande värdepapper därtill (avrundat till närmaste andra decimal) på den Huvudsakliga Handelsplatsen (enligt Bloomberg L.P. (eller dess efterträdare) eller, om inte tillgängligt, Dow Jones & Company Inc., eller om ingendera är tillgänglig, av annan auktoritativ källa som Bolaget och Innehavaren gemensamt kommit överens om) från och med den Handelsdag som är 30 handelsdagar före sådant datum till och med den sista handelsdagen omedelbart före sådant datum.

“30-Day VWAP”	means as of any date, the volume-weighted average price per share of the ordinary shares of the Company, or any successor security thereto (rounded to the nearest second decimal point) on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from and including the Trading Day that is 30 trading days preceding such date to and including the last Trading Day immediately preceding such date.

§ 2 OPTIONSRÄTTER / WARRANTS

Det sammanlagda antalet Optionsrätter uppgår till 6,919,156. Bolaget ska vidta alla rimliga åtgärder för att säkerställa att Optionsrätterna förs i kontoförd eller dematerialiserad form i den utsträckning som lagen tillåter, dock ska Optionsrätterna på skriftlig begäran av Innehavare representeras av Optionsbevis. Optionsbevisen är ställda till Innehavaren eller order. Optionsbevis skall undertecknas av styrelsen. Aktierna och Teckningskursen är föremål för justering och/eller kan komma att kompletteras enligt vad som anges häri, och alla hänvisningar till “stamaktier”, “aktier” och “lösenpris” häri ska anses innefatta sådan justering, komplettering och/eller konvertering eller serie av justeringar, kompletteringar eller konverteringar.

The total number of Warrants shall be 6,919,156. The Company shall use all reasonable efforts to ensure that the Warrants are evidenced in book entry or dematerialized form to the extent legally permitted, however the Warrants shall on written request by the Holder be represented by Warrant Certificates. Any such Warrant Certificates shall be signed by the board of directors. The Shares and Exercise Price are subject to adjustment and/or may be supplemented as provided herein, and all references to “ordinary shares,” “Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment, supplement, and/or conversion or series of adjustments, supplements, or conversions.

Om Bolaget är eller blir Avstämningsbolag ska styrelsen för Bolaget vidta alla rimliga åtgärder för att säkerställa att Optionsrätterna ska registreras på Avstämningskonto, och när sådan registrering skett på Avstämningskonto, (a) Innehavare ska på Bolagets begäran vara skyldig att omedelbart till Bolaget inlämna samtliga Optionsbevis representerande Optionsrätter samt meddela Bolaget erforderliga uppgifter om värdepapperskonto på vilket Innehavarens Optionsrätter ska registreras, och (b) ska inga Optionsbevis eller andra värdepapper ges ut.

In the event the Company is or becomes a Central Securities Depositary Company the Company shall use all reasonable efforts to ensure the Warrants to be registered on a Central Securities Depository Account, and once so registered on a Central Securities Depository Account, (a) at the request of the Company, Holders shall be obliged to surrender immediately to the Company all Warrant Certificates representing Warrants and to provide the Company with the requisite details of the securities account on which the Holder’s Warrants are to be registered, and (b) no Warrant Certificates or other securities shall be issued.

För det fall Bolagets styrelse fattat beslut enligt andra stycket ovan, ska styrelsen därefter vara oförhindrad att, med de begränsningar som må följa av lag eller annan författning, fatta beslut om att Optionsrätterna inte längre ska vara registrerade på Avstämningskonto.

In the event the board of directors of the Company adopts a resolution in accordance with the second paragraph above, subject to any applicable statutory or regulatory limitations, the board of directors shall thereafter be at liberty to resolve that the Warrants are no longer to be registered on a Central Securities Depository Account.

§ 3 RÄTT ATT TECKNA NYA AKTIER / RIGHT TO SUBSCRIBE FOR NEW SHARES

Period för Teckning: Innehavaren ska ha rätt att under perioden från och med dagen för utgivande av Optionsrätterna till och med den dag som infaller tio (10) kalenderår efter utgivandet av Optionsrätterna, eller till och med den tidigare eller senare dag som kan följa av § 8 nedan, teckna en ny Aktie för varje Optionsrätt (med förbehåll för förlängning i enlighet med följande stycke, sådan tid som förlängs i förekommande fall, “Förfallotiden” och sådan period från och med dagen för utfärdandet av Optionsrätterna till Förfallotiden, “Utnyttjandeperioden”). Innehavaren kan välja att utnyttja samtliga Optionsrätter vid ett och samma tillfälle eller att utnyttja en del i taget.

Period for Subscription: The Holder shall be entitled to subscribe for one new Share for each Warrant during the period commencing on the date of issuance of the Warrants up to and including the date on which ten (10) calendar years have passed since the issuance of the Warrants, or up to and including such earlier or later date as may follow from section 8 below (subject to extension in accordance with the following paragraph, such time as extended if applicable, the “Expiration Time” and such period from and after the date of issuance of the Warrants until the Expiration Time, the “Exercise Period”). The Holder may choose to exercise all Warrants at one occasion or to exercise some of the Warrants at a time over several occasions.

Oaktat det föregående, (a) om Innehavaren vid någon tidpunkt under Utnyttjandeperioden inte har utnyttjat Optionsrätter till följd av (I) avsaknad av erforderligt myndighets-, bolags-eller annat godkännande (inklusive, för undvikande av missförstånd, godkännande som krävs enligt Antitrust Lagarna (inklusive det Initiala Antitrustgodkännandet), om tillämpligt) hänförligt till Bolaget, eller (II) att Bolaget inte har uppfyllt sina offentliga rapporteringskrav enligt US Securities Exchange Act från 1934 vid någon tidpunkt under de senaste 30 dagarna (gemensamt, “Utnyttjandevillkoren”), ska Förfallotiden förlängas till 60 dagar efter den dag då Innehavaren kan teckna nya Aktier med stöd av Optionsrätter utan att Bolaget bryter mot något Utnyttjandevillkor, (b) om Bolaget vid Förfallotiden, eller vid något tillfälle före Förfallotiden, är eller har varit part i ett slutgiltigt avtal om en Kontrolltransaktion som inte har slutförts ska Förfallotiden förlängas till 5 Bankdagar efter slutförandet av en sådan Kontrolltransaktion, eller 20 Bankdagar efter det datum då det slutgiltiga avtalet för en sådan Kontrolltransaktion har sagts upp, beroende på vad som är tillämpligt, eller (c) om en tredje part vid någon tidpunkt före Förfallotiden offentligt har lämnat in, eller meddelat sin avsikt att lämna in, ett uppköpserbjudande avseende Bolaget som, om det fullföljs, skulle resultera i en Kontrolltransaktion, och utan att ett slutgiltigt avtal om en Kontrolltransaktion avseende sådant uppköpserbjudande har ingåtts av Bolaget, ska Förfallotiden förlängas till det senare av (I) 5 Bankdagar efter uppköpserbjudandets utgång, eller (II) om inget uppköpserbjudande lämnas, 25 Bankdagar efter det offentliga tillkännagivandet av sådan tredje parts avsikt att lämna ett sådant uppköpserbjudande, men om ett uppköpserbjudande lämnas under en sådan period, då 5 Bankdagar efter uppköpserbjudandets utgång.

Notwithstanding the foregoing, (a) if at any time during the Exercise Period the Holder has not exercised Warrants as a result of (I) the lack of any required regulatory, corporate or other approval (including, for the avoidance of doubt, any approval required under the Antitrust Laws (including the Initial Antitrust Clearance) required by the Company, if so applicable), or (II) the Company has not been current with its US Securities Exchange Act of 1934 public reporting requirements at any time in the previous 30 days (collectively, the “Exercise Conditions”), the Expiration Time shall be extended until 60 days after such date as the Holder is able to subscribe for all of the new Shares without the Company violating any Exercise Conditions, (b) if at the Expiration Time, or any time prior to the Expiration Time, the Company is or has been party to a definitive agreement for an Change of Control that has not closed, the Expiration Time shall be extended until 5 Business Days after the closing of such Change of Control, or 20 Business Days after the date on which the definitive agreement for such Change of Control has been terminated, as the case may be, or (c) if at any time prior to the Expiration Time, a third party has publicly filed, or announced its intention to file, a tender offer for the Company which if consummated would result in an Change of Control, and without a definitive agreement for an Change of Control with respect to such tender offer having been executed by the Company, then the Expiration Time shall be extended until the later of (I) 5 Business Days after the expiration time of the tender offer, or (II) if no tender offer is launched, 25 Business Days after the public announcement of such third party’s intention to launch such tender offer, but if a tender offer is launched during such period, then 5 Business Days after the expiration time of the tender offer.

Teckningskurs: Teckningskursen för Aktierna är USD 34 per Aktie, dock lägst kvotvärdet. Omräkning av Teckningskurs samt av antalet Aktier som varje Optionsrätt berättigar till Teckning kan äga rum i de fall som framgår av § 8. Om Innehavaren väljer att utnyttja Optionsrätter för Teckning av Aktier ska Innehavaren erlägga betalning genom banköverföring av Teckningskursen (i förekommande fall omräknad enligt §8) multiplicerad med antalet Aktier för vilka Optionsrätter nyttjas för Teckning. Teckningskursen är ett resultat av förhandlingar på armlängds avstånd och avsedd att återspegla nuvarande marknadsvärde på Aktierna.

Subscription Price: The Subscription Price for the Shares is USD 34 per Share, however minimum the quota value. The Subscription Price, and the number of new Shares to which each Warrant entitles Subscription, may be recalculated in the cases set forth in § 8. If the Holder elects to exercise the Warrants to Subscribe for Shares, the Holder will make payment by wire transfer in the amount of the Subscription Price (subject to adjustment pursuant to §8) multiplied by the number of Shares for which the Warrants are being exercised. The Subscription Price is the product of an arms’-length negotiation and is intended to reflect the present fair market value of the Shares.

Teckningskurs vid nettoutnyttjande och makulering: För det fall Aktier avser stamaktier i Bolaget, kan Innehavare välja att utnyttja alla eller viss andel av sina Optionsrätter vilket innebär att Teckningskursen som betalas motsvarar Akties kvotvärde. I detta fall kommer Innehavaren att välja ett visst antal Optionsrätter (“Utvalda Optionsrätter”), och, baserat på formeln nedan, så kommer endast en viss andel av dessa Utvalda Optionsrätter att utnyttjas och resterande andel av dessa Utvalda Optionsrätter ska makuleras och avregistreras vid Bolagsverket. Antalet Optionsrätter som kan utnyttjas på sådant sätt och det antal Optionsrätter som i så fall ska makuleras, fastställs på följande sätt:

X = ((A – B) x C) / A

där:

X = antalet Aktier som ska ges ut vid Teckning enligt denna bestämmelse;

A = Marknadsvärdet för en Aktie per dagen för Teckning enligt denna bestämmelse;

B = Teckningskursen enligt punkten “Teckningskurs” ovan (om tillämpligt justerad enligt § 8), minus Akties kvotvärde; och

C = bruttoantalet Utvalda Optionsrätter.

Antalet Optionsrätter som ska makuleras och avregistreras vid Teckning enligt denna bestämmelse fastställs som: C – X

Exempel: Antag att 100 Optionsrätter är Utvalda Optionsrätter (C) och att Marknadsvärdet för en Aktie per dagen för Teckning är SEK 800 (A), och att Teckningskursen är SEK 350

●	För det fall teckning sker i enlighet med punkten “Teckningskurs” ovan så ska Innehavaren betala sammanlagt 100 x SEK 350 = SEK 35.000 varvid Bolaget ska ge ut 100 Aktier till Innehavaren.

●	För det fall förevarande punkt ska tillämpas, så ska Innehavaren betala SEK 0,01 per Aktie multiplicerat med X och Bolaget ska ge ut ett antal Aktier till Innehavaren som motsvarar X där:

X = ((A – B) x C) /

A A = SEK 800

B = SEK 350 - SEK 0,01 = SEK 349,99     C = 100

X = ((800 – 349,99) x 100) / 800 = 56,25125 Aktier,

vilket då rundas av till närmaste heltal, i detta fall 56 Aktier.

Antalet Optionsrätter som skulle makuleras och avregistreras skulle motsvara C - X, innebärande 100-56 vilket skulle ge 44 Optionsrätter.

Subscription Price in connection with net issuance and cancellation:

In the event the Shares refer to ordinary shares in the Company, the Holder is entitled to exercise all or a portion of its Warrants on a net issuance basis which will entail that the cash payment to be made is limited to the quota value of each share effectively subscribed. In this case and prior to the consummation of a de-SPAC transaction or a Listing Event, the Holder may determine a number of Warrants which it wishes to utilize for the purpose of such net issuance (the “Selected Warrants”) and, following the formula below, only a portion of the Selected Warrants will effectively be exercised (and shares subscribed accordingly) and the remaining portion of the Selected Warrants will be cancelled and de-registered with the Swedish Companies Registration Office. The number of Warrants that may be exercised as aforesaid and the number of Warrants that shall be cancelled, shall be determined as follows:

X = ((A – B) x C) / A

where:

X = number of shares to be issued to the Holder pursuant to this provision;

A = the Fair Market Value of one Share on the date of subscription pursuant to this provision;

B = the Subscription Price according to section “Subscription Price” above (if applicable as adjusted pursuant to section 9), minus the quota value of a Share; and

C = the number of Selected Warrants.

The number of Warrants that shall be cancelled and de-registered in connection with Subscription pursuant to this provision shall be determined as: C – X

By way of example: assuming an exercise of 100 Warrants (C) and a Fair Market Value at the time of exercise of SEK 800 per Share (A), and considering the agreed strike price of SEK 350

●	In case of a full cash exercise in accordance with the Warrant Terms of the 100 Warrants, the Holder will pay 100 x SEK 350 = SEK 35,000 and the Company will issue to the Holder 100 Shares

●	In case of a net issuance exercise in accordance with the Warrant Terms, the Holder will pay SEK 0.01[1] times X and the Company will issue to the Holder a number of shares equal to X where:

X = ((A – B) x

C) / A A = SEK

800

B = SEK 350- SEK 0.01 = SEK 349.99

C = 100

X = ((800 – 349.99) x 100) / 800 = 56.25125 Shares

(which would then be rounded to the closest whole number, in this case 56 Shares)

The number of Warrants that would be cancelled and de-registered in connection with this example would equal C – X, being 100 – 56, which equals 44 Warrants.

Den framräknade Teckningskursen enligt dessa villkor ska avrundas till helt hundradels kronor, varvid 0,005 kronor ska avrundas till 0,01 kronor. Teckningskursen får inte fastställas till under aktiens kvotvärde. Teckning kan endast ske av det hela antal aktier till vilka de Optionsrätter som Innehavaren önskar utnyttja berättigar. Vid Teckning ska bortses från eventuell överskjutande del av Optionsrätt, som inte kan utnyttjas.

The calculated Subscription Price in accordance with these terms and conditions shall be rounded to the nearest SEK 0.01, where SEK 0.005 shall be rounded upwards to SEK 0.01. The subscription price may not amount to less than the quota value of the shares. Subscription can only be made for the full number of shares exercisable under the Warrants, that the Holder would like to utilize. At Subscription any excess portion of the Warrant which cannot be utilized shall be disregarded.

Omräkning: Utöver vad som anges ovan kan omräkning av Teckningskurs liksom av det antal nya Aktier som varje Optionsrätt berättigar till Teckning av, äga rum i de fall som framgår av § 8 nedan.

Recalculation: In addition to the above, the Subscription Price, as well as the number of new Shares to which each Warrant entitles the Holder to Subscribe, may be recalculated in the cases set forth in section 9 below.

Övrigt: Bolaget ska vara skyldigt att om Innehavare så påkallar under ovan angiven tid, emittera det antal Aktier som avses med anmälan om Teckning på det sätt som beskrivs i 14 kap aktiebolagslagen.

Miscellaneous: Upon demand by a Holder during the period stated above, the Company shall be obliged to issue the number of Shares to which an application for Subscription relates in accordance with Chapter 14 of the Companies Act.

Nyemission av preferensaktier: Om Bolaget, inom det tidigare av (i) dagen för en Noteringshändelse och (ii) 12-måndersperioden efter utgivandet av Optionsrätterna, emitterar en Ny Preferensserie äger Innehavaren rätt, men inte skyldighet, att ändra samtliga Optionsrätterna till att kunna teckna Ny Preferensserie till Teckningskursen. Innehavare ska skriftligen meddela Bolaget vid fall av val att ändra Optionsrätt på sådant sätt. Bolaget ska skriftligen meddela Innehavare vid en första genomförd emission av Ny Preferensserie minst fjorton (14) dagar före sådant genomförande. Bolaget ska vidta alla kommersiella åtgärder för att möjliggöra en sådan ändring av Optionsrätt.

Vidare, om Bolaget, inom en 12-månadersperioden efter utgivandet av Optionsrätterna emitterar sådan Ny Preferensserie i Bolaget eller Aktierelaterat Värdepapper, inklusive Aktier emitterade genom en PIPE-transaktion, kommer antalet Aktier som varje Optionsrätt berättigar till teckning av ändras på så sätt att varje Optionsrätt ska berättiga till teckning av det antal Aktier som motsvarar den enskilda Optionsrättens andel inom serien om samtliga Optionsrätter i serien sammanlagt berättigat till teckning av Aktier motsvarar femton (15) procent av det totala antalet utestående aktier i Bolaget efter full utspädning efter sådan emission av Aktierelaterat Värdepapper. Om omräkning sker enligt denna punkt ska ingen omräkning enligt § 8 i dessa Villkor ske.

New issuance of preference shares: If the Company, within the earlier of (i) a Listing Event, and (ii) the 12-month period following the issue of the Warrants, issues New Senior Preference Shares, the Holder has the right, but not the obligation, to convert all of the Warrants to enable subscription of New Senior Preference Shares at the Subscription Price. Holder shall provide a written notice to the Company of its election to convert the Warrant in such a manner. The Company shall provide the Holder with written notice of the initial completion of an issue of New Senior Preference Shares at least fourteen (14) days prior to such completion. The Company shall take all commercial measures to effectuate such conversion of Warrants.

Further, if the Company, within the 12-month period following the issuance of the Warrants, issues such New Senior Preference Shares or any Equity Securities, including the Shares issued in connection with a PIPE- transaction, the amount of Shares that each Warrant entitles to subscribe for will be changed in such a way that each Warrant after the issue shall entitle to subscription for the number of Shares corresponding to the individual Warrant’s part within the series if all Warrants in the series together entitle to subscription of fifteen (15) percent of the total number of outstanding shares in the Company on a fully diluted basis following such issuance of Equity Securities. If recalculation according to this Section is made no recalculation under § 8 of these Warrant Terms shall be made.

Kvalificerad finansiering: Från och med slutförandet av en Kvalificerad finansiering ska Teckningskursen för samtliga Optionsrätter som nyttjas efter genomförd Kvalificerad finansiering justeras så att Teckningskursen motsvarar 80 procent av priset per aktie2 för de Aktierelaterade Värdepapper som emitterats i sådan Kvalificerad finansiering (dock lägst kvotvärdet), eller om priset per Aktierelaterat Värdepapper i den Kvalificerade finansieringen överstiger USD 34 ska Teckningskursen vara högst USD 34, dock ska det föregående inte gälla vid emission av Ny Preferensserie i en Kvalificerad Finansiering.

Oaktat det föregående, om Bolaget vid någon tidpunkt inom 12-månadersperioden efter utgivandet av Optionsrätterna emitterar Aktierelaterade Värdepapper till ett pris per aktie som understiger Teckningskursen USD 34 (justerat enligt § 8) i en bona fide-finansieringstransaktion (oavsett om sådan finansiering utgör en Kvalificerad finansiering eller inte), ska omräkning sker varvid: (i) antalet Aktier som varje Optionsrätt berättigar till Teckning av ökas med 25 procent, eller (ii) för det fall Aktier avser stamaktier i Bolaget, inklusive Aktier emitterade i samband med en PIPE-transaktion, Teckningskursen justeras till 80 procent av det lägre priset som tillämpats i finansieringstransaktionen (dock lägst kvotvärdet).

Qualified financing: From and after the closing of a Qualified financing, the Subscription Price for any Warrant exercised following such closing shall be adjusted to equal 80 percent of the per-share purchase price3 of the Equity Securities issued in such Qualified financing (however not lower than the quotient value), or if the price per Equity Security exceeds USD 34, the Subscription Pricer per Warrant Share shall not be higher than USD 34; provided, however, the preceding shall not apply to any issuances of New Senior Preference Shares in a Qualified Financing.

Notwithstanding the foregoing, if at any time within the 12-month period after the issuance of the Warrants the Company issues Equity Securities at a price per share less than the Subscription Price USD 34 (as adjusted pursuant to §8) in a bona fide financing transaction (whether or not such financing constitutes a Qualified financing), recalculation shall made whereby (i) an increase of the number of Shares that each Warrant entitles the Holder to subscribe for by 25 percent; or (ii) in the event the Shares refer to ordinary shares in the Company, including the Shares issued in connection with the PIPE-transaction, an adjustment of the Subscription Price to 80 percent of the lower price applied in the financing transaction (however, not lower than the quota value).

[2]	För att fastställa priset per aktie i en Kvalificerad finansiering: (i) om det finns flera priser, ska det lägsta priset gälla; och (ii) emissionen av konvertibler ska anses vara en emission till lägsta möjliga konverteringskurs.
[3]	For purposes of determining the per-share purchase price in a Qualified financing: (i) if multiple prices exist, the lowest such price shall apply; and (ii) the issuance of any convertible securities shall be deemed an issuance at the lowest possible conversion price.

§ 4 TECKNING AV AKTIER / SUBSCRIPTION OF SHARES

Under tid Bolaget är Avstämningsbolag och Optionsrätt är registrerad på Avstämningskonto ska följande gälla. Vid Teckning ska ifylld anmälningssedel enligt fastställt formulär inges till Bolaget eller ett av Bolaget anvisat kontoförande institut.

The following shall apply in the event the Company is a Central Securities Depository Company and the Warrants are registered on a Central Securities Depository Account. The Warrants may be exercised through a written application for Subscription to the Company or to the designated Central Securities Depository Company.

Om Bolaget inte är Avstämningsbolag eller om Optionsrätt inte är registrerad på Avstämningskonto ska Teckning ske genom skriftlig anmälan på teckningslista till Bolaget varvid antalet Optionsrätter som utnyttjas ska anges. Vid Teckning ska Innehavare i förekommande fall inlämna motsvarande Optionsbevis till Bolaget. Om Innehavaren när nio (9) år och sex (6) månader förflutit sedan utgivandet av Optionsrätterna har kvar alla eller vissa av sina Optionsrätter och inte har anmält teckning av alla eller vissa av de Aktier som Optionsrätterna berättigar till ska Bolaget skicka en skriftlig förfrågan till Innehavaren huruvida Innehavaren önskar teckna Aktier.

In the event the Company is not a Central Securities Depository Company or if the Warrants are not registered on a Central Securities Depository Account, the Warrants may be exercised through a written application for Subscription to the Company, stating the number of Warrants which are to be exercised. In conjunction with a Subscription, the Holder shall, where applicable, surrender corresponding Warrant Certificates to the Company. If, when nine (9) years and six (6) months have passed since the issuance of Warrants, the Holder has all or some of the Warrants left to exercise and has not made a written application of such exercise, the Company shall send a written request to the Holder on whether the Holder wishes to subscribe for Shares.

§ 5 BETALNING / PAYMENT

Vid Teckning ska betalning samtidigt erläggas kontant för det antal Aktier som Teckningen avser.

Simultaneously with the Subscription, payment in cash shall be made for the number of Shares to which the Subscription relates.

§ 6 INFÖRANDE I AKTIEBOK M.M. / ENTRY IN THE SHARE REGISTER, ETC.

Om Bolaget är Avstämningsbolag vid Teckning verkställs Teckning och tilldelning genom att de nya Aktierna interimistiskt registreras på Avstämningskonto genom Bolagets försorg. Sedan registrering hos Bolagsverket ägt rum, blir registreringen på Avstämningskonto slutgiltig. Som framgår av § 8 nedan, senareläggs i vissa fall tidpunkten för sådan slutgiltig registrering på Avstämningskonto.

In the event the Company is a Central Securities Depository Company at the time of Subscription, Subscription shall be effected through the Company ensuring the interim registration of the new Shares on a Central Securities Depository Account. Following registration at the Swedish Companies Registration Office, the registration on a Central Securities Depository Account shall become final. As stated in section 9 below, in certain cases the date of such final registration on a Central Securities Depository Account may be postponed.

Om Bolaget inte är Avstämningsbolag vid Teckningen, verkställs Teckning och tilldelning genom att de nya Aktierna tas upp i Bolagets aktiebok varefter registrering ska ske hos Bolagsverket.

In the event the Company is not a Central Securities Depository Company at the time of Subscription, Subscription shall be effected by the new Shares being entered as Shares in the Company’s share register and subsequently being registered at the Swedish Companies Registration Office.

§ 7 RÄTT TILL VINSTUTDELNING / ENTITLEMENT TO DIVIDENDS

Om Bolaget är Avstämningsbolag medför Aktie som tillkommit på grund av Teckning rätt till vinstutdelning första gången på den avstämningsdag för utdelning som infaller närmast efter det att Teckning verkställts.

In the event the Company is a Central Securities Depository Company, Shares which are newly issued following Subscription shall carry an entitlement to participate in dividends for the first time on the next record date for dividends which occurs after Subscription is effected.

Om Bolaget inte är Avstämningsbolag medför Aktie som tillkommit på grund av Teckning i förekommande fall rätt till vinstutdelning första gången på närmast följande bolagsstämma efter det att Teckning verkställts.

In the event the Company is not a Central Securities Depository Company, Shares which are newly issued following Subscription shall entitle the holder to a dividend, where relevant, at the first general meeting following the date which occurs after Subscription is effected.

§ 8 OMRÄKNING AV TECKNINGSKURS M.M. / RECALCULATION OF SUBSCRIPTION PRICE, ETC.

Genomför Bolaget någon av nedan angivna åtgärder gäller, beträffande den rätt som tillkommer Innehavare, vad som följer enligt nedan.

In the event the Company performs any of the following actions, the following shall apply with respect to the rights which shall vest in Holders.

Inte i något fall ska dock omräkning enligt bestämmelserna i denna § 8 kunna leda till att Teckningskursen understiger kvotvärdet på Bolagets Aktier. Om mer än ett underavsnitt i denna § 8 är tillämpligt på en händelse, skall det underavsnitt tillämpas som ger den största justeringen, och ingen enskild händelse får medföra en justering enligt mer än ett underavsnitt i denna § 8 så att det leder till dubblering eller flera omräkningar.

Recalculation according to the provisions in this section 8 shall under no circumstances cause the Subscription Price to be less than the quotient value of the Company’s Shares. If more than one subsection of this § 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment, and no single event shall cause an adjustment under more than one subsection of this § 8 so as to result in duplication or multiple recalculations.

Särskilt åtagande / Special undertaking

Bolaget ska inte, genom ändring av bolagsordningen, genom omorganisation, överföring av tillgångar, konsolidering, fusion, upplösning, emission eller försäljning av värdepapper eller någon annan frivillig åtgärd, undvika eller försöka undvika iakttagandet eller utförandet av något av de villkor som ska iakttas eller genomföras av Bolaget, utan ska alltid i god anda genomföra Bolagets samtliga åtaganden enligt dessa teckningsoptionsvillkor. Bolaget ska inte föreslå eller initiera att någon åtgärd vidtas som skulle (a) öka kvotvärdet på Aktierna över Teckningskursen, eller (b) ge Innehavaren rätt till en justering enligt detta avsnitt 8 om det totala antalet stamaktier som kan emitteras efter sådan åtgärd vid utnyttjande av Optionsrätter i sin helhet, som tillsammans med alla vid var tid utestående aktier och alla aktier som då kan tillkomma vid fullt utnyttjande av alla utestående Aktierelaterade Värdepapper (oavsett om sådana Aktierelaterade Värdepapper kan utnyttjas enligt sina villkor vid en sådan tidpunkt) skulle överstiga utrymmet för det totala antalet aktier i stamaktier enligt vid var tid gällande bolagsordning.

The Company shall not, by amendment of its articles of incorporation, by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or attempt to avoid the observance or performance of any of the conditions to be observed or performed by the Company, but shall at all times in good faith perform all of the Company’s obligations under these Warrant Terms. The Company shall not propose or initiate the taking of any action which would (a) increase the par value of the Shares above the Subscription Price, or (b) entitle the Holder to an adjustment under this Section 8 in the total number of shares of Common Stock issuable upon such action upon exercise of Warrants in full, which, together with all Shares then outstanding and all Shares then issuable upon the exercise in full of all outstanding Equity Securities (whether or not such Equity Securities are exercisable in accordance with their terms at such time), would exceed the limit on the total number of shares of Common Stock set forth in the Articles of Incorporation from time to time in effect.

Förfaranden före varje åtgärd som kräver justering. / Proceedings prior to any action entailing adjustment.

Som ett villkor för att vidta någon åtgärd som skulle kräva en justering enligt denna § 8, ska Bolaget omedelbart vidta alla åtgärder som kan vara nödvändiga, inklusive att erhålla godkännanden från tillsynsmyndigheter eller andra statliga organ, den Huvudsakliga Handelsplatsen eller andra tillämpliga värdepappersmarknader (om tillämpligt), bolags- eller aktieägargodkännanden eller undantag, så att Bolaget därefter giltigt och lagligt tilldela Aktier, eller alla andra värdepapper eller annan egendom, som Innehavaren har rätt att erhålla vid utnyttjande av Optionsrätter i enlighet med denna § 8.

As a condition precedent to the taking of any action which would require an adjustment under this Section 8, the Company shall promptly take any and all action which may be necessary, including obtaining approvals of regulatory or other governmental bodies, the Principal Trading Market, or other applicable securities exchange (as applicable), corporate, or shareholder approvals or exemptions, so that the Company may thereafter validly and allot all shares, or all other securities or other property, that the Holder is entitled to receive upon exercise of the Warrants in accordance with this Section 8.

Meddelande om justeringshändelse: Om Bolaget avser att vidta någon åtgärd av det slag som beskrivs i detta avsnitt 8 (men endast om åtgärden av det slag som beskrivs i detta avsnitt 8 skulle resultera i en justering av Teckningskursen eller de Aktier som Optionsrätterna kan utnyttjas för eller en ändring av den typ av värdepapper som ska levereras vid utnyttjande av Optionsrätterna), ska Bolaget så snart som möjligt lämna ett skriftligt meddelande till Innehavare, vilket meddelande ska ange eventuell avstämningsdag med avseende på sådan åtgärd och det ungefärliga datum då sådan åtgärd ska äga rum. Ett sådant meddelande ska också innehålla de fakta som rimligen kan krävas för att ange effekten på Teckningskursen och antalet, slaget eller klassen av aktier eller andra värdepapper som ska kunna levereras vid utnyttjande av Optionsrätterna. Om en åtgärd kräver att en avstämningsdag fastställs, ska ett sådant meddelande lämnas minst tio (10) dagar före den fastställda avstämningsdagen. För alla andra åtgärder ska ett sådant meddelande lämnas minst tio (10) dagar innan den föreslagna åtgärden vidtas, såvida inte Bolaget i god tro rimligen fastställer att det med hänsyn till åtgärdens art inte är praktiskt möjligt att lämna ett sådant meddelande minst tio (10) dagar i förväg ur ett tidsperspektiv, i vilket fall ett sådant meddelande ska lämnas så långt i förväg innan den föreslagna åtgärden vidtas som det är praktiskt möjligt ur ett tidsperspektiv.

Notice of Adjustment Event: In the event that the Company shall propose to take any action of the type described in this Section 8 (but only if the action of the type described in this Section 8 would result in an adjustment in the Exercise Price or the Shares into which the Warrants are exercisable or a change in the type of securities to be delivered upon exercise the Warrants), the Company shall provide as promptly as practicable written notice to Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Subscription Price and the number, kind, or class of shares or other securities which shall be deliverable upon exercise of the Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed. In case of all other actions, such notice shall be given at least ten (10) days prior to the taking of such proposed action unless the Company reasonably determines in good faith that, given the nature of such action, the provision of such notice at least ten (10) days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

§ 8.1

Om Bolaget efter en Noteringshändelse eller en de-SPAC-transaktion emitterar stamaktier i Bolaget (eller teckningsoptioner eller andra värdepapper eller rättigheter som kan utnyttjas eller konverteras till eller bytas ut mot stamaktier i Bolaget (gemensamt, “Konvertibla Rättigheter”)) (förutom emissioner som utgör del av ett bona fide incitamentsprogram riktat till styrelseledamöter eller anställda i Bolaget eller Bolagets koncern) som partiell kompensation för deras fortsatta tjänstgöring i sådant bolag, att beviljas i kommersiellt rimliga belopp och intjänandevillkor, i varje enskilt fall på sedvanligt sätt och i enlighet med tidigare praxis), antingen (i) utan vederlag, eller (ii) till ett vederlag per aktie (eller med ett konverteringspris per aktie) som är lägre än Teckningskursen (dagen för sådan emission, “Prissättningsdagen”) ska omräkning ske.

Following a Listing Event or a de-SPAC transaction, if the Company issues ordinary shares of the Company (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable for ordinary shares of the Company, (collectively, “Convertible Securities”)) (other than transactions which constitute part of a bona fide incentive program directed to directors or employees of the Company or the Company’s group as partial compensation for their continued service in such company, to be granted in commercially reasonable amounts and vesting conditions, in each case in the ordinary course and consistent with past practice), either (i) without consideration or (ii) at a consideration per share (or having a conversion price per share) that is less than the Subscription Price (the date of such issuance, the “Pricing Date”) recalculation shall be made.

Omräkningarna utförs av Bolaget enligt formeln nedan, varvid nedanstående definitioner används:

The recalculations shall be made by the Company based on the following formulae, and the definitions below are utilized:

“Sammanlagt Teckningspris” avser, avseende en emission av stamaktier i Bolaget (eller Konvertibler) enligt vad som anges i § 8.1, ett belopp som motsvarar totala av teckningspriset (före avdrag för relevanta kostnader till tredje man, inklusive rabatter och provisioner) vid emission av stamaktier och Konvertibla Rättigheter, plus det sammanlagda belopp som ska betalas vid konvertering eller teckning med stöd av sådana Konvertibla Rättigheter (förutsatt konvertering eller teckning i enlighet med deras villkor omedelbart efter deras utfärdande och vidare förutsatt sådana Konvertibla Rättigheter är konvertibla vid sådan tidpunkt))

“Aggregate Consideration” means, in respect of an issuance of ordinary shares of the Company (or Convertible Securities) as set forth in Section 8.1, an amount equal to the sum of the total subscription price (before deduction of any related expenses payable to third parties, including discounts and commissions) in issue of such ordinary shares and Convertible Securities, plus the aggregate amount payable upon conversion or subscription of shares with support of any such Convertible Securities (assuming conversion or subscription in accordance with their terms immediately following their issuance and further assuming for this purpose that such Convertible Securities are convertible at such time).

“Föregående Aktier” avser antalet stamaktier utestående i Bolaget omedelbart före Prissättningsdagen.

“Previous Shares” means the number of ordinary shares outstanding in the Company immediately prior to the Pricing Date.

“Handelsdag” avser en dag då den Huvudsakliga Handelsplatsen, är öppen för handel.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“IA” avser antal Aktier som varje Optionsrätt ger rätt att teckna på Prissättningsdagen.

“IN” means the number of Shares to which each Warrant provides an entitlement to subscribe on the Pricing Date.

“Marknadspris” avser, med avseende på Bolagets stamaktier eller något annat värdepapper, på en viss dag, det senaste försäljningspriset, på ordinarie sätt, eller, om ingen sådan försäljning äger rum på sådan dag, genomsnittet av de avslutande köp- och säljkurserna, på ordinarie sätt, för stamaktierna eller för sådant annat värdepapper i Bolaget, på den Huvudsakliga Handelsplatsen på sådan dag (som rapporteras av Bloomberg L.P. (eller dess efterträdare) eller om inte tillgängligt, av Dow Jones & Company Inc., eller om ingendera är tillgänglig, av annan vedertagen källa som Bolaget och Innehavaren gemensamt kommit överens om). Om stamaktierna eller ett annat värdepapper i Bolaget inte är noterade på den Huvudsakliga Handelsplatsen på något fastställelsedatum, avser Marknadspriset för stamaktierna eller ett annat värdepapper på detta fastställelsedatum det avslutande försäljningspriset på detta datum som rapporteras i de sammansatta transaktionerna för den huvudsakliga nationella eller regionala värdepappersbörsen i USA på vilken stamaktierna eller ett annat värdepapper är noterade eller, om inget avslutande försäljningspris rapporteras, det senast rapporterade försäljningspriset på detta datum på den huvudsakliga nationella eller regionala värdepappersbörsen i USA på vilken stamaktierna eller ett annat värdepapper, i förekommande fall, är så noterat, eller noterat. nationella eller regionala värdepappersbörs i USA på vilken stamaktierna eller sådant annat värdepapper, i förekommande fall, är så noterat, eller om stamaktierna eller sådant annat värdepapper, i förekommande fall, inte är noterat på en nationell eller regional värdepappersbörs i USA, den senast noterade köpkursen på sådant datum för stamaktierna eller sådant annat värdepapper på OTC-marknaden enligt OTC Markets Group Inc. eller en liknande organisation, eller om denna köpkurs inte är tillgänglig, ska marknadspriset för stamaktierna eller sådant annat värdepapper, i förekommande fall, på den dagen betyda det verkliga marknadsvärdet per aktie på den dagen för stamaktierna eller sådant annat värdepapper (som rapporteras av Bloomberg L.P. (eller dess efterträdare) eller om det inte finns tillgängligt, av Dow Jones & Company Inc., eller om ingen av dessa är tillgängliga, av annan auktoritativ källa som Bolaget och Innehavaren gemensamt kommit överens om). För att fastställa Marknadspriset för stamaktierna eller något annat värdepapper i Bolaget på Handelsdagen som föregår, på dagen för eller efter inträffandet av en händelse, (a) ska den Handelsdagen anses börja omedelbart efter den ordinarie schemalagda stängningstiden för handel på den tillämpliga börsen, marknaden eller organisationen, eller om handeln är stängd vid en tidigare tidpunkt, sådan tidigare tidpunkt och (b) den Handelsdagen ska avslutas vid nästa ordinarie schemalagda stängningstid, eller om handeln är stängd vid en tidigare tidpunkt, sådan tidigare tidpunkt (t.ex. om Marknadspriset ska fastställas per den sista Handelsdagen före en angiven händelse och stängningstiden för handeln på en viss dag är kl.16:00 (New York City-tid) och den angivna händelsen inträffar kl. 17.00 (New York City-tid) den dagen, skulle marknadspriset fastställas med hänvisning till stängningskursen kl. 16.00 (New York City-tid)).

“Market Price” means, with respect to the Company’s common shares or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the ordinary shares or of such other security of the Company, on the Principal Trading Market on such day (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder). If the ordinary shares or such other security of the Company is not listed on a Principal Trading Market as of any date of determination, the Market Price of the ordinary shares or such other security, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the ordinary shares or such other security of the Company is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the ordinary shares or such other security is so listed or quoted, or if the ordinary shares or such other security of the Company is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the ordinary shares or such other security in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or if that bid price is not available, the Market Price of the ordinary shares or such other security on that date shall mean the Fair Market Value per share as of such date of the ordinary shares or such other security of the Company (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder). To determine the Market Price of the ordinary shares or any such other security of the Company on the Trading Day preceding, on, or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regularly scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regularly scheduled closing time, or if trading is closed at an earlier time, such earlier time (i.e. if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. (New York City time), and the specified event occurs at 5:00 p.m. (New York City time) on that day, the Market Price would be determined by reference to such 4:00 p.m. (New York City time) closing price).

“OA” avser det omräknade antal Aktier som varje Optionsrätt ger rätt att teckna enligt § 8.1.

“RN” means the recalculated number of Shares to which each Warrant provides an entitlement to subscribe pursuant to Section 8.1.

“Tillkommande Aktier” avser de tillkommande stamaktier i Bolaget (eller de stamaktier som Konvertibla Rättigheter berättigar till teckning av eller är konverterbara till) som emitteras på Prissättningsdagen.

“Additional Shares” means the additional ordinary shares of the Company (or such ordinary shares into which Convertible Securities may be converted into) issued on the Pricing Date.

“Indikativt Aktieantal” avser det antal stamaktier (avrundat till närmaste hela aktie) som det Sammanlagda Teckningspriset vid sådan emission av stamaktier (eller Konvertibla Rättigheter) skulle köpa till Marknadspriset för stamaktier i Bolaget på Handelsdagen omedelbart före Prissättningsdagen.

“Indicative Number of Shares” means the number of ordinary shares (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of ordinary shares (or Convertible Securities) would purchase at the Market Price of ordinary shares of the Company on the Trading Day immediately prior to the Pricing Date.

OA	=	IA	x	(Föregående Aktier plus Tillkommande Aktier)

(Föregående Aktier plus Indikativt Aktieantal)

RN	=	IN	x	(Previous Shares plus Additional Shares)

(Previous Shars plus Indicative Number of Shares)

omräknad Teckningskurs	=	Teckningskurs gällande omedelbart för Prissättningsdagen x IA

OA

recalculated Subscription Price	=	Subscription Price in effect immediately prior to the Pricing Date x IN

RN

Vid emission av stamaktier i Bolaget eller Konvertibla Rättigheter med betalning i form av, helt eller delvis, annan egendom än kontanter, ska det vederlag som motsvarar värdet av sådan apportegendom anses vara Marknadspriset (i fråga om värdepapper) och/eller Marknadsvärde (i alla andra fall), beroende på vad som är tillämpligt,, för sådan apportegendom per Handelsdagen omedelbart före Prissättningsdagen (före avdrag för eventuella relaterade kostnader som ska betalas till tredje part, inklusive rabatter och provisioner).

In the case of the issuance of ordinary shares of the Company or Convertible Securities with consideration of, in whole or in part, any noncash property,, the consideration represented by the value of such noncash property shall be deemed to be the Market Price (in the case of securities) and/or Fair Market Value (in all other cases), as applicable, of such noncash property as of the Trading Day immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions).

Teckningskursen och antalet Aktier som kan tecknas med stöd av Optionsrätterna ska ha justerats vid emissionen av de Konvertibla Rättigheterna i enlighet med denna § 8.1, endast i den utsträckning som Teckningskursen och antalet Aktier har återspeglats korrekt för den faktiska emissionen av stamaktier i Bolaget vid den faktiska konverteringen av sådana Konvertibla Rättigheter, ska ingen ytterligare justering av Teckningskursen och antalet Aktie som kan tecknas vid utnyttjande av Optionsrätterna göras för den faktiska emissionen av stamaktier vid den faktiska konverteringen av sådana Konvertibla Rättigheter i enlighet med deras villkor.

If the Exercise Price and the number of Shares entitled to subscribe for with support of the Warrants shall have been adjusted upon the issuance of any Convertible Securities in accordance with this § 8.1, solely to the extent the Exercise Price and the number of Shares has been properly reflected for the actual issuance of ordinary shares of the Company upon the actual conversion of such Convertible Securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of the Warrants shall be made for the actual issuance of ordinary shares upon the actual conversion of such Convertible Securities in accordance with their terms.

Ingen höjning av Teckningskursen eller minskning av antalet Aktier som Optionsrätterna berättigar till teckning av ska ske i enlighet med denna § 8.1.

No increase of the Subscription Price or reduction of the number of Shares that the Warrants entitle to subscribe for shall be made in accordance with this Section 8.1.

§ 8.2

A. Fondemission / Bonus issue

Genomför Bolaget en fondemission ska Teckning – där Teckning görs på sådan tid, att den inte kan verkställas senast tre veckor före bolagsstämma, som beslutar om emissionen – verkställas först sedan stämman beslutat om denna. Aktier som tillkommit på grund av Teckning verkställd efter emissionsbeslutet, registreras interimistiskt på Avstämningskonto, vilket innebär att de inte har rätt att delta i emissionen. Slutlig registrering på Avstämningskonto sker först efter avstämningsdagen för emissionen.

In the event the Company carries out a bonus issue, where Subscription is made in such time that it cannot be effected by no later than three weeks prior to the general meeting at which a bonus issue resolution is to be adopted, Subscription may be effected only after such a general meeting has adopted a resolution thereon. Shares which are issued as a consequence of Subscription effected following the bonus issue resolution shall be the subject of interim registration on a Central Securities Depository Account, and accordingly shall not be entitled to participate in the bonus issue. Final registration on a Central Securities Depository Account shall take place only after the record date for the bonus issue.

Om Bolaget inte är Avstämningsbolag vid tiden för bolagsstämmans beslut om emission, ska Aktier som tillkommit på grund av Teckning som verkställts genom att de nya Aktierna tagits upp i aktieboken som interimsaktier vid tidpunkten för bolagsstämmans beslut ha rätt att delta i emissionen.

In the event the Company is not a Central Securities Depository Company at the time a new issue resolution is adopted by the general meeting, Shares which vest as a consequence of Subscription effected through the new Shares being entered in the Company’s share register as interim shares on the date of the general meeting’s resolution, shall be entitled to participate in the new issue.

Vid Teckning som verkställs efter beslutet om fondemission tillämpas en omräknad Teckningskurs liksom en omräkning av det antal Aktier som varje Optionsrätt berättigar till Teckning av.

In the case of Subscription which is effected following a bonus issue resolution, a recalculated Subscription Price shall be applied, as well as a recalculation of the number of Shares to which each Warrant provides an entitlement to Subscribe.

Omräkningarna utförs av Bolaget enligt följande formel:

The recalculations shall be made by the Company based on the following formulae:

omräknad Teckningskurs	=	föregående Teckningskurs x antalet aktier före fondemissionen antalet aktier efter fondemissionen

recalculated Subscription Price	=	previous Subscription Price x number of shares prior to the bonus issue number of shares after the bonus issue

omräknat antal Aktier som varje Optionsrätt ger rätt att teckna	=	föregående antal Aktier, som varje Optionsrätt ger rätt att teckna x antalet aktier efter fondemissionen antalet aktier före fondemissionen

recalculated number of Shares to which each Warrant provides an entitlement to subscribe	=	previous number of Shares to which each Warrant provides an entitlement to subscribe x the number of shares after the bonus issue number of shares prior to the bonus issue

Enligt ovan omräknad Teckningskurs och omräknat antal Aktier fastställs snarast möjligt efter bolagsstämmans beslut om fondemission men tillämpas, i förekommande fall, först efter avstämningsdagen för emissionen.

A recalculated Subscription Price and recalculated number of Shares in accordance with the provisions above shall be determined as soon as possible after the general meeting has adopted a bonus issue resolution but, where applicable, shall be applied only after the record date for the bonus issue.

B. Sammanläggning eller uppdelning (split) / Reverse share split or share split

Vid sammanläggning eller uppdelning (split) av Bolagets befintliga aktier har bestämmelserna i punkt A motsvarande tillämpning, varvid i förekommande fall som avstämningsdag ska anses den dag då sammanläggning respektive uppdelning, på Bolagets begäran, sker hos Euroclear.

In the case of a reverse share split or share split of the Company’s existing shares, the provisions in subsection A shall apply mutatis mutandis whereupon, where appropriate, the record date shall be deemed to be the day on which a reverse share split or share split takes place at Euroclear, upon request by the Company.

C. Nyemission av Aktier / New issue of Shares

Vid nyemission med företrädesrätt för aktieägarna att teckna nya Aktier mot kontant betalning eller mot betalning genom kvittning ska följande gälla beträffande rätten att delta i emissionen på grund av Aktie som tillkommit på grund av Teckning med utnyttjande av Optionsrätt:

In the case of a new issue with pre-emption rights for the shareholders to subscribe for new Shares in exchange for cash payment or payment by way of set-off, the following shall apply with respect to the right to participate in the new issue by virtue of Shares which have been issued as a consequence of Subscription through the exercise of Warrants:

1.	Beslutas emissionen av Bolagets styrelse under förutsättning av bolagsstämmans godkännande eller med stöd av bolagsstämmans bemyndigande, ska i emissionsbeslutet och, i förekommande fall, i underrättelsen enligt 13 kap 12 § aktiebolagslagen till aktieägarna, anges den senaste dag då Teckning ska vara verkställd för att Aktie, som tillkommit genom Teckning, ska medföra rätt att delta i emissionen.

Where a new issue resolution is adopted by the Company’s board of directors subject to approval by the general meeting or pursuant to authorisation granted by the general meeting, the resolution, and where applicable, the notification to the shareholders in accordance with Chapter 13 Section 12 of the Companies Act, shall state the date by which Subscription must be effected in order that Shares which vest as a consequence of Subscription shall carry an entitlement to participate in the new issue.

2.	Beslutas emissionen av bolagsstämman, ska Teckning – där anmälan om Teckning görs på sådan tid, att Teckningen inte kan verkställas senast två veckor före den bolagsstämma som beslutar om emissionen – verkställas först sedan Bolaget verkställt omräkning. Aktie, som tillkommit på grund av sådan Teckning, upptas interimistiskt på Avstämningskonto i det fall Bolaget är avstämningsbolag, vilket innebär att de inte har rätt att delta i emissionen. Slutlig registrering på Avstämningskonto sker först efter avstämningsdagen för emissionen.

Where the general meeting adopts a new issue resolution, in the event an application for Subscription is made at such a time that the Subscription cannot be effected no later than two weeks prior to the general meeting which adopts the new issue resolution, Subscription shall only be effected after the Company has carried out recalculations. Shares which arise as a consequence of such Subscription shall be the subject of interim registration on a Central Securities Depository Account if the Company is a CSD affiliated company, and consequently shall not be entitled to participate in the new issue. Final registration on a Central Securities Depository Account shall take place only after the record date for the issue.

Om Bolaget inte är Avstämningsbolag vid tiden för bolagsstämmans beslut om emission, ska Aktier som tillkommit på grund av Teckning som verkställts genom att de nya Aktierna tagits upp i aktieboken som interimsaktier vid tidpunkten för bolagsstämmans beslut ha rätt att delta i emissionen.

In the event the Company is not a Central Securities Depository Company at the time a new issue resolution is adopted by the general meeting, Shares which have been issued as a consequence of Subscription effected through the new Shares being entered in the Company’s share register as interim shares on the date of the general meeting’s resolution, shall be entitled to participate in the new issue.

Vid Teckning som verkställts på sådan tid att rätt till deltagande i nyemissionen inte uppkommer tillämpas en omräknad Teckningskurs samt, i det fall nyemissionen sker efter en 12-månadersperiod efter utgivandet av Optionsrätterna, en omräkning av det antal Aktier som varje Optionsrätt berättigar till Teckning av.

In the event of Subscription which is effected at such time that a right to participate in the new issue does not vest, a recalculated Subscription Price shall be applied, and, if the new share issue takes place after the 12-month period following the issuance of the Warrants, a recalculation of the number of Shares to which each Warrant provides an entitlement to Subscribe.

Omräkningen utförs av Bolaget enligt följande formel:

The recalculations shall be made by the Company based on the following formulae:

omräknad Teckningskurs	=	föregående Teckningskurs x Aktiens genomsnittliga betalkurs under den i emissionsbeslutet fastställda teckningstiden (Aktiens genomsnittskurs)

Aktiens genomsnittskurs ökad med det på grundval därav framräknade teoretiska värdet på teckningsrätten

recalculated Subscription Price	=	previous Subscription Price x the Share’s average listed price during the subscription period established in the new issue resolution (the Share’s average price)

the Share’s average price increased by the theoretical value of the subscription right calculated on the basis thereof

omräknat antal Aktier som varje Optionsrätt ger rätt att teckna	=	föregående antal Aktier, som varje Optionsrätt ger rätt att teckna x Aktiens genomsnittskurs ökad med det på grundval därav framräknade teoretiska värdet på teckningsrätten

Aktiens genomsnittskurs

recalculated number of Shares to which each Warrant provides an entitlement to subscribe	=

previous number Shares to which each Warrant provides an entitlement to subscribe x the Share’s average price increased by the theoretical value of the subscription right calculated on the basis thereof the Share’s average price

Aktiens genomsnittskurs ska anses motsvara genomsnittet av det för varje Handelsdag under teckningstiden framräknade medeltalet av den under dagen noterade högsta och lägsta betalkursen enligt Marknadsplatsens officiella kurslista. I avsaknad av notering av betalkurs ska i stället den som slutkurs noterade köpkursen ingå i beräkningen. Dag utan notering av vare sig betalkurs eller köpkurs ska inte ingå i beräkningen.

The Share’s average price shall be deemed to correspond to the average of the calculated mean values, for each Trading Day during the Subscription Period, of the highest and lowest transaction prices listed during the day in accordance with the official quotations on the Marketplace. In the event no transaction price is quoted, the bid price which is quoted as the closing price shall instead be included in the calculation. Days on which neither a transaction price nor a bid price is quoted shall not be included in the calculation.

Det teoretiska värdet på teckningsrätten beräknas enligt följande formel:

The theoretical value of the subscription right shall be calculated in accordance with the following formula:

teckningsrättens värde	=	det antal nya Aktier som högst kan komma att utges enligt emissionsbeslutet x Aktiens genomsnittskurs minus teckningskursen för den nya Aktien antalet Aktier före emissionsbeslutet

value of the subscription right	=	the maximum number of new Shares which may be issued pursuant to the new issue resolution x the Share’s average price less the subscription price for the new Share the number of Shares prior to adoption of the new issue resolution

Uppstår härvid ett negativt värde, ska det teoretiska värdet på teckningsrätten bestämmas till noll.

In the event a negative value is thereupon obtained, the theoretical value of the subscription right shall be set at zero.

Enligt ovan omräknad Teckningskurs och omräknat antal Aktier som belöper på varje Optionsrätt ska fastställas av Bolaget två Bankdagar efter teckningstidens utgång och tillämpas vid Teckning som verkställs därefter.

The recalculated Subscription Price and the recalculated number of Shares provided by each Warrant shall be determined by the Company two Business Days after the expiry of the subscription period and shall be applied to Subscription for Shares effected thereafter.

Om Bolagets Aktier inte är föremål för notering eller handel på Marknadsplats ska en omräknad Teckningskurs och omräknat antal Aktier fastställas enligt denna punkt C. Härvid ska istället för vad som anges beträffande Aktiens genomsnittskurs, värdet på Aktien bestämmas av en oberoende värderingsman utsedd av Bolaget.

In the event the Company’s Shares are not listed or traded on a Marketplace, a recalculated Subscription Price and recalculated number of Shares shall be determined in accordance with this subsection C. In lieu of the provisions regarding the Share’s average price, the value of the Share shall thereupon be determined by an independent valuer appointed by the Company.

Under tiden till dess att omräknad Teckningskurs och omräknat antal Aktier som varje Optionsrätt berättigar till Teckning av fastställts, verkställs Teckning endast preliminärt, varvid det antal Aktier, som varje Optionsrätt före omräkning berättigar till Teckning av, upptas interimistiskt på Avstämningskonto. Dessutom noteras särskilt att varje Optionsrätt efter omräkningar kan berättiga till ytterligare Aktier enligt § 3 ovan. Slutlig registrering på Avstämningskontot sker sedan omräkningarna fastställts. Om Bolaget inte är Avstämningsbolag verkställs Teckning genom att de nya Aktierna upptas i aktieboken som interimsaktier. Sedan omräkningarna har fastställts upptas de nya Aktierna i aktieboken som aktier.

During the period pending determination of a recalculated Subscription Price and recalculated number of Shares to which each Warrant provides an entitlement to subscribe, Subscription for Shares shall be effected only on a preliminary basis, whereupon the number of Shares to which each Warrant provides an entitlement to subscribe prior to the recalculation shall be registered on an interim basis on a Central Securities Depository Account. In addition, it is specifically noted that, following recalculations, each Warrant may carry an entitlement to additional Shares pursuant to section 3 above. Final registration on the Central Securities Depository Account shall take place after the recalculations have been determined. In the event the Company is not a Central Securities Depository Company, Subscription shall be effected through the new Shares being entered in the share register as interim shares. After the recalculations have been determined, the new Shares shall be entered in the share register as shares.

D. Emission av konvertibler eller teckningsoptioner / Issue of convertible debentures or warrants

Vid emission av konvertibler eller teckningsoptioner med företrädesrätt för aktieägarna och mot kontant betalning eller mot betalning genom kvittning eller, såvitt gäller teckningsoptioner, utan betalning, har bestämmelserna i punkt C första stycket 1 och 2 om rätten att delta i nyemission på grund av Aktie som tillkommit genom Teckning motsvarande tillämpning.

In the event of an issue of convertible debentures or warrants with pre-emption rights for the shareholders and in exchange for cash payment or payment by way of set-off or, with respect to warrants, without payment, the provisions of subsection C, first paragraph, subparagraphs 1 and 2 regarding the right to participate in a new issue by virtue of Shares which vest through Subscription shall apply mutatis mutandis.

Vid Teckning som verkställs i sådan tid att rätt till deltagande i emissionen inte uppkommer tillämpas en omräknad Teckningskurs och, i det fall emissionen sker efter en 12-månadersperiod efter utgivandet av Optionsrätterna, ett omräknat antal Aktier som belöper på varje Optionsrätt.

In the event of Subscription for Shares which is exercised at such a time that Subscription is effected after adoption of the issue resolution, a recalculated Subscription Price and, if the issue takes place after the 12-month period following the issuance of the Warrants, recalculated number of Shares provided by each Warrant shall be applied.

Omräkningen utförs av Bolaget enligt följande formel:

The recalculation shall be made by the Company in accordance with the following formulae:

omräknad Teckningskurs	=	föregående Teckningskurs x Aktiens genomsnittliga betalkurs under den i emissionsbeslutet fastställda teckningstiden (Aktiens genomsnittskurs)

Aktiens genomsnittskurs ökad med teckningsrättens värde

recalculated Subscription Price =	=	previous Subscription Price x the Share’s average listed price during the subscription period established in the resolution regarding the issue (the Share’s average price)

the Share’s average price increased by the value of the subscription right

omräknat antal Aktier som varje Optionsrätt ger rätt att teckna	=	föregående antal Aktier som varje Optionsrätt ger rätt att teckna x Aktiens genomsnittskurs ökad med teckningsrättens värde

Aktiens genomsnittskurs

recalculated number of Shares to which each Warrant provides an entitlement to subscribe	=	previous number of Shares to which each Warrant provides an entitlement to subscribe x the Share’s average price increased by the value of the subscription right the Share’s average price

Aktiens genomsnittskurs beräknas i enlighet med punkt C ovan.

The Share’s average price shall be calculated in accordance with subsection C above.

Teckningsrättens värde ska anses motsvara det matematiskt framräknade värdet efter justering för nyemission och med beaktande av marknadsvärdet beräknat i enlighet med vad som anges i punkt C ovan.

The value of the subscription right shall be deemed to correspond to the calculated value with adjustments for the new share issue and the market value calculated in accordance with subsection C above.

Enligt ovan omräknad Teckningskurs och omräknat antal Aktier som belöper på varje Optionsrätt ska fastställas av Bolaget två Bankdagar efter teckningstidens utgång och tillämpas vid Teckning som verkställs därefter.

The recalculated Subscription Price and the recalculated number of Shares provided by each Warrant shall be determined by the Company two Business Days after the expiry of the subscription period and shall be applied to Subscription for Shares effected thereafter.

Om Bolagets Aktier inte är föremål för notering eller handel på Marknadsplats ska en omräknad Teckningskurs och omräknat antal Aktier fastställas enligt denna punkt D. Härvid ska istället för vad som anges beträffande Aktiens genomsnittskurs, värdet på Aktien bestämmas av en oberoende värderingsman utsedd av Bolaget.

In the event the Company’s Shares are not listed or traded on a Marketplace, a recalculated Subscription Price and recalculated number of Shares shall be determined in accordance with this subsection D. In lieu of the provisions regarding the Share’s average price, the value of the Share shall thereupon be determined by an independent valuer appointed by the Company.

Vid Teckning som sker under tiden fram till dess att omräknad Teckningskurs och omräknat antal Aktier som belöper på varje Optionsrätt fastställs, ska bestämmelsen i punkt C sista stycket ovan äga motsvarande tillämpning.

In the event of Subscription for Shares which is effected before the recalculated Subscription Price and the recalculated number of Shares provided by each Warrant have been determined, the provisions of subsection C last paragraph above shall be applied.

E. Erbjudande till aktieägarna i annat fall än som avses i punkt A-D / Offer to the shareholers in circumstances other than those set forth in subsections A-D

Vid ett erbjudande till aktieägarna i annat fall än som avses i punkt A-D att av Bolaget förvärva värdepapper eller rättighet av något slag, ska vid Teckning som påkallas på sådan tid, att därigenom erhållen Aktie inte medför rätt att delta i erbjudandet, tillämpas en omräknad Teckningskurs och, om erbjudandet ges efter en 12-månadersperiod efter utgivandet av Optionsrätterna, ett omräknat antal Aktier som varje Optionsrätt ger rätt att teckna. Detsamma gäller om Bolaget beslutar att enligt nämnda principer till aktieägarna dela ut värdepapper eller rättigheter utan vederlag.

In the event the Company, in circumstances other than those set forth in subsections A-D above, extends an offer to the shareholders to acquire securities or rights of any kind from the Company, in the event of Subscription which is demanded at such time that the Shares thereby received do not carry an entitlement to participate in the offer, a recalculated Subscription Price and, if the offer is extended after 12-month period from the issue of the Warrants, recalculated number of Shares to which each Warrant provides an entitlement to subscribe shall be applied. The aforesaid shall also apply where the Company resolves, in accordance with the aforementioned principles, to distribute securities or rights to the shareholders without consideration.

Omräkningarna ska utföras av Bolaget enligt följande formel:

The recalculations shall be carried out by the Company in accordance with the following formulae:

omräknad Teckningskurs	=	föregående Teckningskurs x Aktiens genomsnittliga betalkurs under den i erbjudandet fastställda anmälningstiden (Aktiens genomsnittskurs)

Aktiens genomsnittskurs ökad med värdet av rätten till deltagande i erbjudandet (inköpsrättens värde)

recalculated Subscription Price	=	previous Subscription Price x the Share’s average listed price during the application period established in the offer (the Share’s average price)

the Share’s average price increased by the value of the right to participate in the offer (the purchase right value)

omräknat antal Aktier som varje Optionsrätt ger rätt att teckna	=	föregående antal Aktier som varje Optionsrätt ger rätt att teckna x Aktiens genomsnittskurs ökad med inköpsrättens värde

Aktiens genomsnittskurs

recalculated number of Shares to which each Warrant provides an entitlement to subscribe	=	previous number of Shares to which each Warrant provides an entitlement to subscribe x the Share’s average price increased by the purchase right value the Share’s average price

Aktiens genomsnittskurs beräknas i enlighet med punkt C ovan.

The Share’s average price shall be calculated in accordance with subsection C above.

Om aktieägarna erhållit inköpsrätter och handel med dessa ägt rum, ska värdet av rätten att delta i erbjudandet anses motsvara inköpsrättens värde. Värdet på inköpsrätten ska så långt möjligt fastställas med ledning av den marknadsvärdesförändring avseende Bolagets Aktier som kan bedömas ha uppkommit till följd av erbjudandet.

In the event the shareholders have received purchase rights and trading has taken place in such rights, the value of the right to participate in the offer shall be deemed to correspond to the purchase right value. The purchase right value shall, as far as possible, be determined on basis of the changed market value of the Company’s Shares which can be deemed have occurred due to the offer.

Om aktieägarna inte erhållit inköpsrätter eller handel med inköpsrätter annars inte ägt rum, ska omräkningen av Teckningskursen ske med tillämpning så långt möjligt av de principer som anges ovan, varvid värdet av rätten att delta i erbjudandet så långt möjligt fastställas med ledning av den marknadsvärdesförändring avseende Bolagets Aktier som kan bedömas ha uppkommit till följd av erbjudandet.

In the event the shareholders have not received purchase rights, or trading in purchase rights has otherwise not taken place, the recalculation of the Subscription Price shall take place applying, as far as possible, the principles stated above. The purchase right value shall, as far as possible, be determined on basis of the changed market value of the Company’s Shares which can be deemed have occurred due to the offer.

Den omräknade Teckningskursen fastställs av Bolaget snarast möjligt efter erbjudandetidens utgång och tillämpas vid Teckning som verkställs sedan den omräknade kursen fastställts.

The recalculated Subscription Price shall be determined by the Company as soon as possible after expiry of the offer period and applied in conjunction with Subscriptions effected after the recalculated price has been determined.

Om Bolagets Aktier inte är föremål för notering eller handel på Marknadsplats ska en omräknad Teckningskurs och, erbjudandet efter en 12-månadersperiod efter utgivandet av Optionsrätterna, omräknat antal Aktier fastställas. Härvid ska istället för vad som anges beträffande Aktiens genomsnittskurs, värdet på Aktien bestämmas av en oberoende värderingsman utsedd av Bolaget.

In the event the Company’s Shares are not listed or traded on a Marketplace, a recalculated Subscription Price and, if the offer is made after a 12-month period from the issue of the Warrants, recalculated number of Shares shall be determined. In lieu of the provisions regarding the Share’s average price, the value of the Share shall thereupon be determined by an independent valuer appointed by the Company.

Vid Teckning som sker under tiden fram till dess att omräknad Teckningskurs och omräknat antal Aktier som belöper på varje Optionsrätt fastställts, ska bestämmelsen i punkt C sista stycket ovan äga motsvarande tillämpning.

In the event of Subscription for Shares which is effected before the recalculated Subscription Price and the recalculated number of Shares provided by each Warrant have been determined, the provisions of subsection C last paragraph above shall be applied.

F. Nyemission eller emission av konvertibler eller teckningsoptioner / New issue or issue of convertible debentures or warrants

Vid nyemission av aktier eller emission av konvertibler eller teckningsoptioner med företrädesrätt för aktieägarna och mot kontant betalning eller mot betalning genom kvittning eller, såvitt gäller teckningsoptioner, utan betalning, får Bolaget besluta att ge samtliga Innehavare samma företrädesrätt som enligt beslutet tillkommer aktieägarna. Därvid ska varje Innehavare, utan hinder av att Teckning på grund av Optionsrätt inte har verkställts, anses vara ägare till det antal Aktier som Innehavaren skulle ha erhållit, om Teckning verkställts efter den Teckningskurs som gällde och det antal Aktier som belöpte på varje Optionsrätt vid tidpunkten för beslutet om emission.

In the event of a new share issue or issue of convertible debentures or warrants with pre-emption rights for the shareholders, in exchange for cash payment or payment by way of set-off or, with respect to warrants, without payment, the Company may decide to grant all Holders the same pre-emption rights as vest in the shareholders pursuant to the resolution. Notwithstanding that Subscription for Shares pursuant to Warrants has not been effected, each Holder shall thereupon be deemed to be the owner of the number of Shares which the Holder would have received had Subscription for Shares been effected at the Subscription Price and the number of Shares to which each Warrant provided an entitlement to subscribe, as applicable on the date on which the resolution regarding the offer was adopted.

Vid ett sådant riktat erbjudande till aktieägarna som avses i punkt E ovan, ska föregående stycke ha motsvarande tillämpning. Det antal Aktier som Innehavaren ska anses vara ägare till ska därvid fastställas efter den Teckningskurs som gällde och det antal Aktier som belöpte på varje Optionsrätt vid tidpunkten för beslutet om erbjudande.

In the event the Company resolves to extend to the shareholders such an offer as referred to in subsection E above, the provisions of the preceding paragraph shall apply mutatis mutandis. The number of Shares which Holders shall be deemed to own shall thereupon be determined based on the Subscription Price and the number of Shares to which each Warrant provided an entitlement to subscribe, as applicable on the date on which the resolution regarding the offer was adopted.

Om Bolaget skulle besluta att ge Innehavarna företrädesrätt i enlighet med bestämmelserna i punkt F, ska någon omräkning enligt punkt C, D eller E av Teckningskursen och det antal Aktier som belöper på varje Optionsrätt inte äga rum.

In the event the Company decides to grant the Holders pre-emption rights in accordance with the provisions of this subsection F, no recalculation of the Subscription Price and the number of Shares to which each Warrant provided an entitles to subscribe shall take place pursuant to subsections C, D or E.

G. Kontant utdelning till aktieägarna / Cash dividend to the shareholders

Om Bolaget, vid någon tidpunkt medan dessa Teckningsoptioner är utestående, deklarerar eller gör någon utdelning eller distribuerar till innehavare av stamaktier (och inte till Innehavaren) tillgångar (inklusive kontanter eller annan egendom) eller rättigheter eller teckningsoptioner med rätt att teckna eller köpa något värdepapper (inklusive, utan begränsning av, någon utdelning av, aktier eller andra värdepapper, egendom eller optioner genom utdelning, avknoppning, omklassificering, företagsombildning, ackordsuppgörelse eller annan liknande transaktion annan än enligt avsnitt 8(i)) (gemensamt en “Utdelning”), kommer Innehavaren att ha rätt att delta i sådan Utdelning och anses ha utnyttjat, och vara innehavare av, samtliga Aktier som tecknas enligt dessa teckningsoptionsvillkor före avstämningsdagen för sådan Utdelning.

If the Company, at any time while these Warrants are outstanding, declares or makes any distribution to holders of ordinary shares (and not to the Holder) assets (including cash or property) or rights or warrants to subscribe for or purchase any security (including, without limitation, shares, or other securities, property, or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement, or other similar transaction other than dividends or distributions under Section 8(i)) (collectively, a “Distribution”), then the Holder will be entitled to participate in such Distribution and be deemed to have exercised, and be the holder of, all Shares available for exercise subject to these warrant terms before the record date of such Distribution.

H. Minskning av aktiekapitalet med återbetalning till aktieägarna / Reduction in the share capital with repayment to the shareholders

Vid minskning av aktiekapitalet med återbetalning till aktieägarna, tillämpas en omräknad Teckningskurs och, i det fall minskningen sker efter en 12-månadersperiod efter utgivandet av Optionsrätterna, ett omräknat antal Aktier som belöper på varje Optionsrätt.

In the event of a reduction in the share capital with repayment to the shareholders, a recalculated Subscription Price and, if the reduction is made after a 12-month period from the issue of the Warrants, a recalculated number of Shares provided by each Warrant shall be applied.

Omräkningen utförs av Bolaget enligt följande formel:

The recalculation shall be carried out by the Company in accordance with the following formulae:

omräknad Teckningskurs	=	föregående Teckningskurs x Aktiens genomsnittliga betalkurs under en period om 25 Handelsdagar räknat fr.o.m. den dag då Aktien noteras utan rätt till återbetalning (Aktiens genomsnittskurs)

Aktiens genomsnittskurs ökad med det belopp som återbetalas per Aktie

recalculated Subscription Price =	=

previous Subscription Price x the Share’s average listed price during a period of 25 Trading Days calculated commencing the day on which the Shares were listed without the right to participate in the repayment (the Share’s average price)

the Share’s average price increase by the amount repaid per Share

omräknat antal Aktier som varje Optionsrätt ger rätt att teckna	=	föregående antal Aktier som varje Optionsrätt ger rätt att teckna x Aktiens genomsnittskurs ökad med det belopp som återbetalas per Aktie

Aktiens genomsnittskurs

recalculated number of Shares to which each Warrant provides an entitlement to subscribe	=	previous number of Shares to which each Warrant provides an entitlement to Subscribe x the Share’s average price increase by the amount repaid per Share the Share’s average price

Aktiens genomsnittskurs beräknas i enlighet med punkt C ovan.

The Share’s average price shall be calculated in accordance with subsection C above.

Vid omräkning enligt ovan och där minskningen sker genom inlösen av Aktier ska istället för det faktiska belopp som återbetalas per Aktie ett beräknat återbetalningsbelopp användas enligt följande:

In making a recalculation pursuant to the above where the reduction takes place through redemption of Shares, instead of using the actual amount which is repaid per Share a calculated repayment amount shall be used as follows:

beräknat återbetalningsbelopp per Aktie	=

det faktiska belopp som återbetalas per inlöst Aktie minskat med Aktiens genomsnittliga betalkurs under en period om 25 Handelsdagar närmast före den dag då Aktien noteras utan rätt till deltagande i nedsättningen (Aktiens genomsnittskurs)

det antal Aktier i Bolaget som ligger till grund för inlösen av en Aktie minskat med talet 1

calculated repayment amount per Share	=

the actual amount repaid per redeemed Share less the Share’s market value during a period of 25 Trading Days immediately preceding the day on which the Shares do not carry an entitlement to participate in the reduction (the Share’s average price)

the number of Shares in the Company which form the basis of redemption of a Share less 1

Aktiens genomsnittskurs beräknas i enlighet med punkt C ovan.

The Share’s average price shall be calculated in accordance with subsection C above.

Den omräknade Teckningskursen och det omräknade antalet Aktier som belöper på varje Optionsrätt fastställs av Bolaget två Bankdagar efter utgången av den angivna perioden om 25 Handelsdagar och tillämpas vid Teckning som verkställs därefter.

The recalculated Subscription Price and the recalculated number of Shares provided by each Warrant shall be determined by the Company two Business Days after the expiry of the stated period of 25 Trading Days and shall be applied to Subscriptions effected thereafter.

Vid Teckning som verkställs under tiden till dess att omräknad Teckningskurs och omräknat antal Aktier varje Optionsrätt berättigar till Teckning av fastställts, ska bestämmelserna i punkt C, sista stycket ovan, äga motsvarande tillämpning.

In conjunction with Subscriptions which are effected during the period pending determination of a recalculated Subscription Price and recalculated number of Shares to which each Warrant provides an entitlement to Subscribe, the provisions of subsection C, final paragraph above, shall apply mutatis mutandis.

Om Bolagets Aktier inte är föremål för notering eller handel på Marknadsplats ska en omräknad Teckningskurs och omräknat antal Aktier fastställas. Härvid ska istället för vad som anges beträffande Aktiens genomsnittskurs, värdet på Aktien bestämmas av en oberoende värderingsman utsedd av Bolaget.

In the event the Company’s Shares are not listed or traded on a Marketplace, a recalculated Subscription Price and recalculated number of Shares shall be determined. In lieu of the provisions regarding the Share’s average price, the value of the Shares shall thereupon be determined by an independent valuer appointed by the Company.

Om Bolagets aktiekapital skulle minskas genom inlösen av Aktier med återbetalning till aktieägarna, vilken minskning inte är obligatorisk, eller om Bolaget – utan att fråga är om minskning av aktiekapital-skulle genomföra återköp av egna Aktier men där, enligt Bolagets bedömning, åtgärden med hänsyn till dess tekniska utformning och ekonomiska effekter, är att jämställa med minskning som är obligatorisk, ska omräkning av Teckningskursen och antal Aktier som varje Optionsrätt berättigar till Teckning av ske med tillämpning så långt möjligt av de principer som anges ovan.

In the event of the Company’s share capital is to be reduced through redemption of Shares with repayment to the shareholders and such reduction is not mandatory, or where the Company is to carry out a buyback of its Shares - without a reduction in the share capital being involved - but where, in the Company’s opinion, in light of the technical structure and economic effects thereof the measure is comparable to a mandatory reduction, a recalculation of the Subscription Price and number of Shares to which each Warrant provides an entitlement to Subscribe shall be carried out applying, as far as possible, the principles stated above.

I. Ändamålsenlig omräkning / Appropriate recalculation

Genomför Bolaget åtgärd som avses i punkt A-E, G, H eller K och skulle enligt Bolagets styrelses bedömning tillämpningen av de föreskrivna omräkningsformlerna med hänsyn till åtgärdens tekniska utformning eller av annat skäl inte kunna ske eller leda till att den ekonomiska kompensation som Innehavarna erhåller i förhållande till aktieägarna inte är skälig, ska styrelsen genomföra omräkningen av Teckningskursen och det omräknade antalet Aktier som belöper på varje Optionsrätt på det sätt styrelsen finner ändamålsenligt för att få ett skäligt resultat.

In the event of the Company carries out any measure as referred to in subsections A-E, G, H or K and where, in the Company’s board’s opinion, in light of the technical structure of the measure or for any other reason, application of the prescribed recalculation formulae cannot take place or results in the financial compensation received by the Holders being unreasonable compared with the shareholders, the board of directors shall carry out the recalculation of the Subscription Price and the number of Shares provided by each Warrant in such manner as the board deems appropriate in order to obtain a reasonable result.

J. Avrundning / Rounding off

För fastställande av omräknad Teckningskurs ska Teckningskursen avrundas till två decimaler. För fastställande av omräknat antal Aktier ska antalet avrundas så att decimaler som är lika med eller större än 0,5 avrundas uppåt och decimaler som är mindre än 0,5 avrundas nedåt.

In the determination of a recalculated Subscription Price, the Subscription Price shall be rounded off to two decimals. In the determination of recalculated number of Shares, the number shall be rounded so that any decimal above and including 0.5 will be rounded up and any decimal less than 0.5 will be rounded down.

K. Likvidation / Liquidation

Vid likvidation enligt 25 kap aktiebolagslagen får Teckning inte vidare verkställas. Det gäller oavsett likvidationsgrunden och oberoende av om beslutet att Bolaget ska träda i likvidation vunnit laga kraft eller inte.

In the event of liquidation pursuant to Chapter 25 of the Companies Act, no further Subscription may be effected. The aforesaid shall apply irrespective of the reasons for the liquidation and irrespective of whether or not the order that the Company be placed into liquidation has become final.

Samtidigt som kallelse till bolagsstämma sker och innan bolagsstämma tar ställning till fråga om Bolaget ska träda i frivillig likvidation enligt 25 kap 1 § aktiebolagslagen ska Innehavarna genom meddelande enligt § 9 nedan underrättas om saken. I meddelandet ska tas in en erinran om att Teckning inte får verkställas sedan bolagsstämman fattat beslut om likvidation.

Simultaneously with the notice convening the general meeting and prior to the general meeting is to considers the issue of whether the Company is to be placed into voluntary liquidation pursuant to Chapter 25, section 1 of the Companies Act, the Holders shall be given notice thereof by the Company in accordance with section 9 below. The notice shall inform the Holders that Subscription may not be effected after the general meeting has adopted a resolution regarding liquidation.

Skulle Bolaget lämna meddelande om att det överväger att frivilligt träda i likvidation, ska Innehavare-oavsett vad som sägs i § 3 om tidigaste tidpunkt för påkallande av Teckning – ha rätt att göra anmälan om Teckning av Aktier med utnyttjande av Optionsrätten från den dag då meddelandet lämnats. Det gäller dock bara om Teckning kan verkställas senast på tionde kalenderdagen före den bolagsstämma vid vilken frågan om Bolagets likvidation ska behandlas.

In the event the Company gives notice that it is considering entering into voluntary liquidation, notwithstanding the provisions of section 3 regarding the earliest date for demanding Subscription, the Holders shall be entitled to apply for Subscription for Shares through exercise of Warrants commencing the day on which notice is given. However, the aforesaid shall apply only where Subscription can be effected not later than the tenth calendar day prior to the general meeting at which the issue of the Company’s liquidation is to be addressed.

L. Fusion / Merger

Skulle bolagsstämman godkänna fusionsplan, enligt 23 kap 15 § aktiebolagslagen, varigenom Bolaget ska uppgå i annat bolag, får påkallande av Teckning därefter inte ske.

In the event the general meeting approves a merger plan pursuant to Chapter 23, section 15 of the Companies Act whereby the Company is to be merged in another company, Subscription may thereafter not be demanded.

Senast två månader innan Bolaget tar slutlig ställning till fråga om fusion enligt ovan, ska Innehavarna genom meddelande enligt § 9 nedan underrättas om fusionsavsikten. I meddelandet ska en redogörelse lämnas för det huvudsakliga innehållet i den avsedda fusionsplanen samt ska Innehavarna erinras om att Teckning inte får ske, sedan slutligt beslut fattats om fusion i enlighet med vad som angivits i föregående stycke.

Not later than two months prior the general meeting which is to consider the issue of approving the above merger, the Holders shall be given notice thereof in accordance with section 9 below. The notice shall contain information about the merger plan and information that Subscription may not be effected after the general meeting has adopted a resolution regarding the merger in accordance with the paragraph above.

Skulle Bolaget lämna meddelande om avsedd fusion enligt ovan, ska Innehavare äga rätt att påkalla Teckning från den dag då meddelandet lämnats om fusionsavsikten, förutsatt att Teckning kan verkställas senast tre veckor före den bolagsstämma, vid vilken fusionsplanen, varigenom Bolaget ska uppgå i annat bolag, ska godkännas.

In the event the Company gives notice of a proposed merger in accordance with the above, Holders shall be entitled to apply for Subscription commencing the date on which notice of the proposed merger was given, provided that Subscription can be effected not later than three weeks prior to the date of the general meeting at which the merger plan whereby the Company is to be merged in another company is to be approved.

Upprättar Bolagets styrelse en fusionsplan enligt 23 kap 28 § aktiebolagslagen, varigenom Bolaget ska uppgå i annat bolag, ska följande gälla.

The following shall apply if the Company’s board of directors prepares a merger plan pursuant to Chapter 23, section 28 of the Companies Act, whereby the Company is to be merged in another company.

Äger ett svenskt moderbolag samtliga Aktier i Bolaget, och offentliggör Bolagets styrelse sin avsikt att upprätta en fusionsplan enligt i föregående stycke angivet lagrum, ska Bolaget, för det fall att sista dag för påkallande av Teckning enligt § 3 ovan infaller efter sådant offentliggörande, fastställa en ny sista dag för påkallande av Teckning (Slutdagen). Slutdagen ska infalla inom två månader från offentliggörandet.

In the event a Swedish parent company owns all of the Shares in the Company, and the Company’s board of directors announces its intention to prepare a merger plan pursuant to the statutory provision referred to in the preceding paragraph, in the event the final date for demanding Subscription pursuant to section 3 above falls on a day after such announcement, the Company shall establish a new final date for demanding Subscription (the Expiry Date). The Expiry Date shall be a day within two months of the announcement.

M. Delning / Demerger

Om bolagsstämman skulle godkänna en delningsplan enligt 24 kap 17 § aktiebolagslagen varigenom Bolaget ska delas genom att en del av Bolagets tillgångar och skulder övertas av ett eller flera aktiebolag mot vederlag till aktieägarna i Bolaget, tillämpas en omräknad Teckningskurs och, i det fall delningen sker efter en 12-månadersperiod efter utgivandet av Optionsrätterna, ett omräknat antal Aktier som varje Optionsrätt ger rätt att teckna, enligt principerna för extraordinär utdelning i punkt G ovan. Omräkningen ska baseras på den del av Bolagets tillgångar och skulder som övertas av övertagande bolag.

In the event the general meeting approves a demerger plan pursuant to Chapter 24, section 17 of the Companies Act whereby the Company shall be demerged through part of the Company’s assets and liabilities being taken over by one or more limited companies in exchange for consideration to the Company’s shareholders, a recalculated Subscription Price and, if the demerger is made after a 12-month period from the issue of the Warrants, a recalculated number of Shares to which each Warrant provides an entitlement to subscribe shall be applied in accordance with the principles regarding extraordinary dividends as set forth in subsection G above. The recalculation shall be based on the part of the Company’s assets and liabilities assumed by the takeover company.

Om samtliga Bolagets tillgångar och skulder övertas av ett eller flera andra aktiebolag mot vederlag till aktieägarna i Bolaget ska bestämmelserna om likvidation enligt punkt K ovan äga motsvarande tillämpning, innebärande bl.a. att rätten att begära Teckning upphör samtidigt med registreringen enligt 24 kap 27 § aktiebolagslagen och att underrättelse till Innehavaren ska ske senast två månader innan delningsplanen underställs bolagsstämman.

In the event all of the Company’s assets and liabilities are taken over by one or more limited companies in exchange for consideration to the Company’s shareholders, the provisions regarding liquidation as set forth in subsection K above shall apply mutatis mutandis, entailing inter alia that the right to request Subscription shall terminate simultaneously with registration pursuant to Chapter 24, section 27 of the Companies Act and that Holders must be given notice thereof not later than two months prior to the date on which the demerger plan is submitted to the general meeting.

N. Tvångsinlösen / Buy-out of minority shareholders

Äger ett svenskt moderbolag, självt eller tillsammans med dotterföretag, mer än 90 procent av Aktierna i Bolaget, och offentliggör moderbolaget sin avsikt att påkalla tvångsinlösen, ska vad som i sista stycket punkt M sägs om Slutdag äga motsvarande tillämpning.

In the event a Swedish parent company, on its own or together with a subsidiary, owns more than 90 per cent of the Shares in the Company, and where the parent company announces its intention to commence a buy-out procedure, the provisions of the final paragraph of subsection M regarding the Expiry Date shall apply mutatis mutandis.

Om offentliggörandet skett i enlighet med vad som anges ovan i denna punkt, ska Innehavare äga rätt att göra sådant påkallande fram till och med Slutdagen. Bolaget ska senast fem veckor före Slutdagen genom meddelande enligt § 9 nedan erinra Innehavarna om denna rätt samt att påkallande av Teckning inte får ske efter Slutdagen.

If the announcement has been made in accordance with the provisions above in this subsection, Holders shall be entitled to demand Subscription until the Expiry Date. The Company must give notice to the Holders in accordance with § 9 below, not later than five weeks prior to the Expiry Date, informing them of this right and the fact that they may not demand Subscription after the Expiry Date.

Har majoritetsägaren enligt 22 kap 6 § aktiebolagslagen begärt att en tvist om inlösen ska avgöras av skiljemän, får Optionsrätten inte utnyttjas för Teckning förrän inlösentvisten har avgjorts genom en dom eller ett beslut som har vunnit laga kraft. Om den tid inom vilken Teckning får ske löper ut dessförinnan eller inom tre månader därefter, har Innehavaren ändå rätt att utnyttja Optionsrätten under tre månader efter det att avgörandet vann laga kraft.

If the majority shareholder, pursuant to Chapter 22, section 6 of the Companies Act, has submitted a request that a buy-out dispute be resolved by arbitrators, the Warrants may not be exercised for Subscription until the buy-out dispute has been settled by an award or decision that has become final. If the period within which Subscription may take place expires prior thereto, or within three months thereafter, a Holder nevertheless has the right to exercise the Warrant within three months after the date on which the ruling became final.

O. Upphörd eller förfallen likvidation, fusion eller delning / Cease or lapse of liquidation, merger or demerger

Oavsett vad som sagts under punkt K, L, och M om att Teckning inte får verkställas efter beslut om likvidation eller godkännande av fusionsplan eller delningsplan, ska rätten till Teckning åter inträda om likvidationen upphör eller frågan om fusion eller delning förfaller.

Notwithstanding the provisions of subsections K, L, and M that Subscription may not be effected following a resolution regarding liquidation or approval of a merger plan or demerger plan, the right to Subscription shall be reinstated in the event the liquidation ceases or the issue of a merger or demerger lapses.

P. Konkurs eller företagsrekonstruktion / Bankruptcy or company reorganisation

Vid Bolagets konkurs får Teckning med utnyttjande av Optionsrätt inte ske. Om konkursbeslutet hävs av högre rätt, återinträder rätten till Teckning.

In the event of the Company’s bankruptcy, Subscription may not take place through exercise of Warrants. Where the bankruptcy order is set aside by a higher court, the entitlement to Subscribe shall be reinstated.

Vid företagsrekonstruktion får Teckning med utnyttjande av Optionsrätt ske. Vid behov får Bolaget inhämta samtycke från rekonstruktören innan Teckningen genomförs.

Where a decision is taken that the Company shall be the subject of a company reorganisation order, Subscription may take place through exercise of Warrants. If required, the Company may obtain a written consent by the administrator prior to the Subscription.

Q. Byte av redovisningsvaluta / Change in accounting currency

Genomför Bolaget byte av redovisningsvaluta, innebärande att Bolagets aktiekapital ska vara bestämt i annan valuta än svenska kronor, ska Teckningskursen omräknas till samma valuta som aktiekapitalet är bestämt i. Sådan valutaomräkning ska ske med tillämpning av den växelkurs som använts för omräkning av aktiekapitalet vid valutabytet.

In the event the Company effects a change in the accounting currency, entailing that the Company’s share capital shall be established in a currency other than Swedish crowns, the Subscription Price shall be recalculated in the same currency as the share capital. Such currency recalculation shall take place applying the exchange rate which was used to recalculate the share capital in conjunction with the change in currency.

Enligt ovan omräknad Teckningskurs fastställs av Bolaget och ska tillämpas vid Teckning som verkställs från och med den dag som bytet av redovisningsvaluta får verkan.

A recalculated Subscription Price in accordance with the provisions above shall be determined by the Company and shall be applied to Subscriptions effected commencing the day on which the change in the accounting currency takes effect.

R. Motsvarande villkor för kupongbolag / Equivalent terms and conditions for companies that are not Central Securities Depository Companies

I de fall ovan angivna omräkningsvillkor hänvisar till avstämningsdagen och Bolaget vid omräkningstillfället inte är Avstämningsbolag ska istället för avstämningsdagen tillämpas jämförlig tidpunkt som används i motsvarande villkor för kupongbolag.

In cases where the provisions concerning recalculation refer to the record date and, at the time of the recalculation, the Company is not a Central Securities Depository Company, a comparable date used in equivalent terms and conditions for companies that are not Central Securities Depository Companies shall apply instead of the record date.

S. Begränsning av ultimat ägande / Beneficial Ownership Limitation

Oavsett om något annat följer av dessa Villkor: (i) från och med den kalenderdag som föregår det tidigaste av (A) inlämnande eller ingivande av ett registreringsdokument (inklusive ett utkast till registreringsdokument) i USA, eller ett prospekt eller liknande dokument (inklusive ett utkast därtill) i samband med ett erbjudande av värdepapper eller ett faktiskt och/eller föreslaget upptagande till handel av Bolagets aktier på en börs utanför USA, som inkluderar offentliggörande av verkliga huvudmän för Bolagets aktier i samband med en Noteringshändelse, (B) det “från och med”-datum som används av Bolaget eller någon efterträdare till Bolaget eller övertagare av dess rättigheter för offentliggörande av verkliga huvudmän i något registreringsdokument eller annat dokument som avses i underavsnitt (A) och (C) den dag då aktier av samma slag som Aktierna handlas på en börs över hela världen eller en OTC-marknad, kommer Bolaget inte att acceptera något utnyttjande av Optionsrätterna (och ett sådant utnyttjande ska vara ogiltigt och behandlas som om det aldrig gjorts), och Innehavaren kommer inte att ha rätt att utnyttja någon del av Optionsrätterna, i den utsträckning som, Innehavaren (eller något av dess Närståendebolag och andra personer vars verkliga huvudmannaskap för de relevanta värdepapperen skulle sammanräknas med Innehavarens vid tillämpning av Section 13(d) eller Section 16 i Exchange Act, eller 4 kap. 4 § lagen (1991:980) om handel med finansiella instrument, beroende på vad som är tillämpligt), efter att ha genomfört ett försök till utnyttjande som anges i den tillämpliga teckningslistan, skulle direkt eller indirekt äga mer än 4.999% av varje slag av röstberättigade aktier som omfattas av Exchange Act eller tillämpliga regler avseende aktier som handlas (eller avses att handlas) på en börs utanför USA, beräknat i enlighet med Section 13(d) i Exchange Act och relaterade regler och föreskrifter eller tillämpliga regler avseende aktier som handlas (eller avses att handlas) på en börs utanför USA, beroende på vad som är tillämpligt, och efter att Optionsrätterna har utnyttjats; (ii) bestämmelserna i denna mening ska tolkas och tillämpas på ett sätt som inte är i strikt överensstämmelse med villkoren i denna mening för att korrigera denna mening (eller någon del därav) i den utsträckning den kan vara bristfällig eller oförenlig med den avsedda begränsningen av det verkliga huvudmannaskapet i punkt (i) eller göra ändringar eller tillägg som är nödvändiga eller önskvärda för att på ett korrekt sätt ge verkan åt en sådan begränsning; och (iii) begränsningarna i klausul (i) kan avstås eller ändras av Innehavaren, efter eget gottfinnande, genom skriftligt meddelande till Bolaget, vilket avstående eller ändring inte kommer att träda i kraft förrän den 61:a dagen efter att sådant meddelande har levererats av Innehavaren till Bolaget.

Notwithstanding anything in these Terms and Conditions to the contrary: (i) from and after the calendar day preceding the earliest of (A) the filing or submission of a registration statement (including a draft registration statement) in the US, or a prospectus, listing particulars or similar document (including a draft thereof) in relation to an offer of securities or an actual and/or proposed admission to trading of the Company’s shares on a non-US exchange, that includes disclosure of beneficial owners of the Company’s equity in connection with a Listing Event, (B) the “as of” date used by the Company or any successor or assign thereto for disclosure of beneficial owners in any registration statement or other document referred to in sub-clause (A), and (C) the date that shares of the same class as the Shares are traded on any exchange worldwide or an over-the-counter market, the Company will not honor any exercise of the Warrants (and any such exercise shall be null and void and treated as if never made), and the Holder will not have the right to exercise any portion of the Warrants, to the extent that, after giving effect to an attempted exercise set forth on the applicable subscription list, the Holder (or any of its Affiliates and other persons whose beneficial ownership of the relevant securities would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, or Chapter 4 Section 4 of the Swedish Financial Instruments Trading Act (1991:980), as applicable) would beneficially own in excess of 4.999% of any class of voting equity securities subject to the Exchange Act or applicable rules in respect of shares trading (or intended to be traded) on any non-US exchange, calculated in accordance with Section 13(d) of the Exchange Act and the related rules and regulations or applicable rules in respect of shares trading (or intended to be traded) on any non-US exchange, as the case may be, and after giving effect to the exercise of the Warrants;;(iii) the provisions of this sentence should be construed and implemented in a manner otherwise than in strict conformity with the terms of this sentence to correct this sentence (or any portion hereof) to the extent that it may be defective or inconsistent with the intended beneficial ownership limitation of clause (i) or make changes or supplements necessary or desirable to properly give effect to such limitation; and (iii) the limitations in clause (i) may be waived or amended by the Holder, in its sole discretion, upon written notice to the Company, which waiver or amendment will not be effective until the 61st day after such notice is delivered by the Holder to the Company.

§ 9 Aktieklass / Share class

Om Bolaget vid den tidpunkt Teckning sker inte har fler aktieslag än ett, ska med Aktie i dessa villkor förstås sådant aktieslag och ska Teckning endast kunna ske i sådant aktieslag.

If the Company at the time of Subscription does not have more share classes than one, “Share” shall in these terms and conditions be understood to mean such class of shares and Subscription shall only be possible in such class of shares.

§ 10 MEDDELANDEN / NOTICES

Meddelanden rörande Optionsrätterna ska skriftligen genom brev eller e-post tillställas varje Innehavare under adress som är känd för Bolaget.

Notices relating to the Warrants must be provided in writing via mail or email to each Holder to an address which is known to the Company.

§ 11 ÄNDRING AV VILLKOR / AMENDMENTS TO THE TERMS AND CONDITIONS

Bolagets styrelse har rätt att för Innehavarnas räkning besluta om ändring av dessa villkor enbart i den mån lagstiftning, domstolsavgörande, Euroclears eller myndighets beslut gör det tvunget att ändra villkoren. Alla andra ändringar av dessa villkor kräver Innehavarnas skriftliga godkännande.

The Company’s board of directors shall be entitled, on behalf of the Holders, to amend these terms and conditions only to the extent that any legislation, court decision, Euroclear’s or public authority decision requires such amendment. All other amendments of these terms and conditions shall be subject to the Holders’ prior written consent.

§ 12 SEKRETESS / CONFIDENTIALITY

Bolaget, kontoförande institut eller Euroclear får inte obehörigen till tredje man lämna uppgift om Innehavare. Bolaget äger rätt att i förekommande fall få följande uppgifter från Euroclear om Innehavares konto i Bolagets avstämningsregister:

None of the Company, the institution maintaining a Holder’s account or Euroclear may disclose information about a Holder to any third party without authorisation. The Company shall be entitled to obtain the following information from Euroclear, where relevant, regarding a Holder’s account in the Company’s central securities depository register:

(i)	Innehavarens namn, personnummer eller annat identifikationsnummer samt postadress;

the Holder’s name, personal identification number or other identification number, and postal address;

(ii)	antal Optionsrätter.

the number of Warrants.

§ 13 TILLÄMPLIG LAG OCH TVISTELÖSNING / GOVERNING LAW AND JURISDICTION

Detta Villkor ska regleras av svensk lag, utan beaktande av dess lagvalsregler. Om inte annat överenskommits mellan parterna ska tvist som uppstår på grund av eller i samband med dessa Villkor avgöras genom skiljedom administrerad av London Court of International Arbitration (“LCIA”) i enlighet med LCIA:s skiljedomsregler som gäller vid tidpunkten för skiljedomsförfarandet. Skiljeförfarandets säte skall vara London, England. Språket som ska användas i skiljeförfarandet ska vara engelska. Arvoden och kostnader för skiljemännen och den administrerande myndigheten, om sådana finns, ska betalas till lika delar av parterna. Parterna ska betala sina egna advokatarvoden och kostnader. Om något avsnitt eller någon bestämmelse i dessa Villkor bedöms eller anses vara olaglig, ogiltig eller ogenomförbar, ska återstoden av dessa Villkor vara giltiga och verkställbara.

These Terms and Conditions shall be governed by the laws of Sweden, without reference to its conflict of law rules. Unless otherwise agreed by the parties, any dispute arising out of or relating to these Terms and Conditions will be resolved by arbitration administered by the London Court of International Arbitration (the “LCIA”) in accordance with the LCIA Arbitration Rules in force at the time of the arbitration. The seat of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. The fees and expenses of the arbitrators and the administering authority, if any, will be paid in equal proportion by the parties. The parties will pay their own attorneys’ fees and expenses. If any Section or provision of this Agreement is found or held to be illegal, invalid, or unenforceable, the remainder of this Agreement will be valid and enforceable.

§ 14 FULLGÖRANDE / SPECIFIC PERFORMANCE

Om Bolaget eller en Innehavare underlåter att fullgöra sina åtaganden enligt dessa Villkor, inklusive underlåtenhet att vidta alla åtgärder som är nödvändiga från den partens sida i enlighet med dessa Villkor för att fullborda de transaktioner som avses i dessa Villkor, kan detta orsaka irreparabel skada för andra parter, för vilken ekonomisk ersättning, även om sådan är tillgänglig, inte kommer att vara en skälig gottgörelse. Bolaget och varje Innehavare har rätt till andra rättsmedel än skadestånd, inklusive föreläggande och fullgörelse av villkoren häri, utan krav på att ställa borgen eller annan säkerhet, och varje behörig domstol ska ha rätt att utfärda ett föreläggande för att tvinga fram fullgörelse av en skyldighet och att domstol ska kunna utfärda order om specifikt fullgörande av sådan parts skyldigheter enligt dessa Villkor, vilket är ett tillägg till alla andra rättsmedel som parterna har rätt till enligt lag.

The failure of either the Company or a Holder to perform any covenants under these Terms and Conditions, including failure to take all actions as are necessary on such party’s part in accordance with these Terms and Conditions to consummate the transactions contemplated by these Terms and Conditions, may cause irreparable injury to other parties, for which monetary damages, even if available, will not be an adequate remedy. The Company and any Holder shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and any court of competent jurisdiction shall be able to issue an injunctive relief to compel performance of a obligations and that the court may order the remedy of specific performance of such party’s obligations under these Terms and Conditions, this being in addition to any other remedies to which the parties are entitled at law.

§ 15 ANSVARSBEGRÄNSNING / LIMITATION ON LIABILITY

Ingen bestämmelse i dessa villkor avseende Optionsrätterna, i avsaknad av någon bekräftande åtgärd från Innehavaren att utnyttja Optionsrätterna för att teckna Aktier, och ingen uppräkning häri av Innehavarens rättigheter eller privilegier, ska ge upphov till något ansvar för Innehavaren för Teckningskursen för Aktier eller som aktieägare i Bolaget, oavsett om sådant ansvar görs gällande av Bolaget eller av Bolagets borgenärer. Innehavarens enda ansvar enligt dessa Optioner ska vara det tillämpliga sammanlagda Teckningskursen om och när Optionsrätterna utnyttjas, antingen till del eller i dess helhet.

No provision of these Terms and Conditions of the Warrants, in the absence of any affirmative action by Holder to exercise the Warrants to subscribe for Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Subscription Price of any Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The sole liability of Holder under these Warrants shall be the applicable aggregate Subscription Price if and when the Warrants are exercised, either in part or in whole.